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                                                                     EXHIBIT 4.6


                            DATED 20TH NOVEMBER 1997






                             COTT BEVERAGES LIMITED
                           (FORMERLY COTT UK LIMITED)


                                       and


                               LLOYDS TSB BANK PLC









--------------------------------------------------------------------------------
                                CREDIT AGREEMENT
               (AS AMENDED ON 14TH JULY 1998 AND ON 5TH JULY 1999
                 AND AS AMENDED AND RESTATED ON 27TH MARCH 2000)
--------------------------------------------------------------------------------














                               DENTON WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 020 7246 7000
                               Fax. 020 7246 7777


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                         REF. VAE/IMR/116004/BF409150.07

                                TABLE OF CONTENTS


CLAUSE        HEADING                                                                               PAGE NUMBER
------        -------                                                                               -----------
1.            DEFINITIONS AND INTERPRETATION..................................................................1
1.1           Definitions.....................................................................................1
1.2           Headings.......................................................................................19
1.3           Interpretation.................................................................................19
2.            FACILITIES.....................................................................................21
3.            PURPOSE........................................................................................21
3.1           Purpose of the Term Loan Facility..............................................................21
3.2           Purpose of the Revolving Credit Facility.......................................................21
3.3           Purpose of Ancillary Facility..................................................................22
3.4           Undertaking by the Borrower....................................................................22
3.5           No liability...................................................................................22
4.            CONDITIONS PRECEDENT...........................................................................22
4.1           Conditions precedent...........................................................................22
4.2           Confirmation of satisfaction...................................................................22
5.            TERM LOAN FACILITY AND REVOLVING CREDIT FACILITY...............................................22
5.1           Drawdown of Term Loan Facility.................................................................22
5.2           Utilisation of Revolving Credit Facility.......................................................22
5.3           Conditions to each Advance.....................................................................23
5.4           Drawdown Notice................................................................................24
6.            THE OPTIONAL OVERDRAFT FACILITY AND THE ANCILLARY FACILITY.....................................24
6.1           Nature of Facilities...........................................................................24
6.2           Utilisation of Optional Overdraft Facility.....................................................24
6.3           Utilisation of Ancillary Facility..............................................................25
6.4           FFE Contracts..................................................................................25
6.5           Guarantees.....................................................................................26
6.6           Counter indemnity from the Borrower............................................................26
6.7           Interest on payments...........................................................................26
7.            INTEREST.......................................................................................27
7.1           Interest rate..................................................................................27
7.2           Margin ratchet.................................................................................27
7.3           Interest Periods...............................................................................28
7.4           Default interest...............................................................................29
7.5           Interest, commission and fees under the Optional Overdraft Facility and Ancillary Facility.....29
7.6           Calculation and payment of interest............................................................30
8.            REPAYMENT AND PREPAYMENT.......................................................................30
8.1           Repayment of Term Loan.........................................................................30
8.2           Repayment of Revolving Advances................................................................31
8.3           Mandatory prepayment of Disposal Proceeds......................................................31
8.4           Mandatory Prepayment of Extraordinary Proceeds.................................................32
8.5           Mandatory prepayment on Change of Control, Sale or Listing.....................................32
8.6           Voluntary prepayment of Term Loan..............................................................33
8.7           No re-borrowing of Term Loan...................................................................33
8.8           Application of Prepayments.....................................................................33
9.            CANCELLATION OF REVOLVING CREDIT FACILITY AND ANCILLARY FACILITY...............................33
9.1           Cancellation of Revolving Credit Facility......................................................33
9.2           Cancellation of Ancillary Facility.............................................................34
9.3           Notice.........................................................................................34
9.4           Limitation.....................................................................................34

10.           CHANGES IN CIRCUMSTANCES.......................................................................34
10.1          Illegality.....................................................................................34
10.2          Increased Costs................................................................................35
10.3          Market disruption..............................................................................36
10.4          Mitigation.....................................................................................37
10.5          Certificates...................................................................................37
11.           PAYMENTS.......................................................................................37
11.1          Place and time.................................................................................37
11.2          Funds..........................................................................................38
11.3          Business Days..................................................................................38
11.4          Currency.......................................................................................38
11.5          Accounts as evidence...........................................................................38
11.6          Partial payments...............................................................................38
11.7          Set-off and counterclaim.......................................................................38
11.8          Grossing-up....................................................................................38
12.           SECURITY.......................................................................................40
12.1          Security Documents.............................................................................40
12.2          Interest Rate Protection Agreements............................................................40
12.3          Release of security on Disposals...............................................................40
12.4          Vendor Collateral Account......................................................................40
13.           REPRESENTATIONS AND WARRANTIES.................................................................41
13.1          Representations and warranties.................................................................41
13.2          Repetition.....................................................................................45
14.           UNDERTAKINGS...................................................................................45
14.1          Information undertakings.......................................................................45
14.2          Positive undertakings..........................................................................48
14.3          Negative undertakings..........................................................................51
14.4          Financial undertakings.........................................................................55
15.           DEFAULT........................................................................................59
15.1          Default........................................................................................59
15.2          Acceleration, etc..............................................................................62
16.           SET-OFF........................................................................................63
17.           FEES AND EXPENSES..............................................................................63
17.1          Expenses.......................................................................................63
17.2          Arrangement....................................................................................64
17.3          Commitment fees................................................................................64
17.4          Documentary Taxes indemnity....................................................................64
17.5          VAT............................................................................................65
17.6          Indemnity payments.............................................................................65
17.7          Debiting Authority.............................................................................65
18.           AMENDMENTS AND WAIVERS.........................................................................65
18.1          Writing........................................................................................65
18.2          No implied waivers; remedies cumulative........................................................65
19.           MISCELLANEOUS..................................................................................66
19.1          Severance......................................................................................66
19.2          Counterparts...................................................................................66
19.3          Publicity......................................................................................66
19.4          Euro...........................................................................................66
20.           NOTICES........................................................................................66
20.1          Method.........................................................................................66
20.2          Delivery.......................................................................................66
20.3          Addresses......................................................................................67
20.4          Deemed receipt.................................................................................67
21.           ASSIGNMENTS AND TRANSFERS......................................................................68

21.1          Benefit of Agreement...........................................................................68
21.2          Assignments and transfers by the Borrower......................................................68
21.3          Assignments by the Bank........................................................................68
21.4          Transfers by the Bank..........................................................................68
21.5          Grant of Participations........................................................................68
21.6          Disclosure.....................................................................................68
22.           INDEMNITIES....................................................................................69
22.1          Breakage costs indemnity.......................................................................69
22.2          Currency indemnity.............................................................................69
22.3          Transaction Indemnity..........................................................................69
22.4          General........................................................................................70
23.           LAW............................................................................................70

SCHEDULE 1    CONDITIONS PRECEDENT...........................................................................
SCHEDULE 2    DRAWDOWN NOTICE................................................................................
SCHEDULE 3    GROUP COMPANIES................................................................................
SCHEDULE 4    MANDATORY COST RATE............................................................................
SCHEDULE 5    PART I -- REPAYMENT OF TERM LOAN...............................................................
              PART II -- PERFORMANCE CRITERIA................................................................
SCHEDULE 6    FORM OF NET ASSETS LETTER......................................................................
SCHEDULE 7    THE PROPERTIES.................................................................................

THIS AGREEMENT is made on 20th November 1997

BY:

(1) COTT BEVERAGES LIMITED (formerly COTT UK LIMITED), a company incorporated in England and Wales with registered number 2836071 of Citrus Grove, Side Ley, Kegworth, Derbyshire DE74 2FJ (the "BORROWER");

(2) LLOYDS TSB BANK PLC of St. George's House, 6-8 Eastcheap, London EC3M 1AE (the "BANK").


WHEREAS

(A) This Agreement sets out the terms on which the Bank has agreed to make available to the Borrower a sterling term loan facility of (pound)49,000,000, a sterling revolving loan facility of (pound)13,000,000 (incorporating an optional overdraft facility) and certain ancillary facilities of (pound)7,500,000.

(B) The facilities to be made available under this Agreement are for the respective purposes specified in Clauses 3.1, 3.2 and 3.3.


IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement (including the Recitals):

     "ACCOUNTANTS' REPORT" means the report dated on or about 19th November 1997 (which for the avoidance of doubt includes the covering letter and documents referred to therein) prepared by Messrs. Coopers & Lybrand relating to the Borrower and the report dated on or about 15th September 1997 relating to the Target and its Subsidiaries, each addressed to the Bank Parties.

     "ACCOUNTING PERIOD" has the meaning specified in Clause 14.1(b).

     "ACCOUNTING PRINCIPLES" means the GAAP used in the Accounts of the Borrower for its Financial Year ended 31st January 1997;

     "ACCOUNTS" means in relation to a Group Company, its audited accounts (which shall be consolidated in the case of the Borrower) (including all additional information and notes to the accounts) together with the relevant directors' report and auditors' report.

     "ACQUISITION COSTS" means those fees, commissions, costs and expenses properly incurred by the Borrower in relation to its acquisition of the Target Shares and the Target Assets.

     "ACQUISITION DOCUMENTS" means:

     (a) the Share Purchase Agreement together with all other documents entered into by the Borrower in connection with the acquisition of the Target Shares;

     (b) the Hive-Up Agreement together with all other documents entered into by the Borrower in connection with the acquisition of the Target Assets;

     (c) the Crystal Asset Sale Agreement together with all other documents entered into by the Borrower in connection with the acquisition of certain of the Crystal Assets;

     (d) the Crystal Lease Agreements together with all other documents entered into by the Borrower in connection with the lease to it of certain of the Crystal Assets;

     but, for the avoidance of doubt, shall not include the Vendors' Disclosure Letter.

     "ACQUISITION GOODWILL" means the net goodwill arising on the acquisition of the Target Shares, the Target Assets (but not the Crystal Assets).

     "ACT" means the Companies Act 1985.

     "ADVANCE" means a Term Advance or a Revolving Advance.

     "AFFILIATE" means, in relation to a company, a Subsidiary or a Holding Company (as defined in section 736 of the Act) of such company and any other subsidiary of such a Holding Company.

     "ANCILLARY FACILITY" means the ancillary facility referred to in Clause 6 under which Guarantees, FFE Contracts and other accommodation may be made available to the Borrower by the Bank.

     "ANCILLARY LIMIT" means (pound)7,500,000 or such lower figure as the Bank may specify.

     "ANCILLARY OUTSTANDINGS" means the aggregate of:

     (a)  the Guaranteed Amount of each Guarantee issued by the Bank;

     (b) such amount calculated on a mark to market basis as the Bank may, in accordance with its then current credit policy, accord as a risk weighting to all outstanding FFE Contracts; and

     (c) in relation to any other facilities or financial accommodation provided under the Ancillary Facility, such other amounts as the Bank determines fairly represents the aggregate exposure at that time of the Bank in respect of that facility or accommodation.

     "AUDITORS" means, in relation to each Group Company, Coopers & Lybrand or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company.

     "AVAILABLE ANCILLARY FACILITY" means, at any time, the Ancillary Limit less the aggregate of the Ancillary Outstandings.

     "AVAILABLE REVOLVING CREDIT COMMITMENT" means, in relation to the Bank, its Revolving Credit Commitment less its Revolving Advances and the amount of the Optional Overdraft Limit.

     "BANK PARTICIPANTS" means the financial institutions to whom the Bank grants sub-participation in any of the facilities provided by this Agreement.

     "BANK PARTIES" means the Bank, RBS and any Bank Participant and any person to whom they transfer their interest whether by assignment, novation, sub-participation or in any other way.

     "BCB" means BCB Beverages Limited, a company incorporated under the laws of the Republic of Ireland with registered number 220550.

     "BCB DEBT" has the meaning given to it in Clause 14.3(n).

     "BORROWING BASE" means in respect of the Borrower an amount equal to the aggregate of:

     (a) an amount equal to 70 per cent. of the consolidated book value of its accounts receivable (as determined in accordance with Canadian GAAP); and

     (b) an amount equal to 40 per cent. of the consolidated book value of its inventory (as determined in accordance with Canadian GAAP).

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London.

     "BUSINESS PLAN" means the business plan for the Group prepared by the Management in the agreed form.

     "CANADIAN GAAP" means the accounting principles, concepts, bases and policies generally adopted and accepted in Canada.

     "CAPITAL EXPENDITURE" has the meaning given to that term by GAAP but shall exclude those fixed asset additions qualifying as Finance Lease Expenditure.

     "CASHFLOW" means, in respect of the Group in relation to any period, the aggregate of PBIT and Depreciation charged to the profit and loss account for that period:

     (a) plus the net proceeds of all fixed assets disposed of during that period including those proceeds applied in prepayment of the Term Loan in accordance with Clause 8.1.4, 8.3.1 or 8.4 (but provided that no account shall be taken for the purposes of determining Cashflow of receipts attributable to transactions in respect of which the proceeds have been paid to the credit of a Disposal Proceeds Bridging Account in accordance with Clause 14.3(b)(ii));

     (b) plus any decrease, or minus any increase, in Net Working Capital during that period;

     (c) plus any receipts by way of Extraordinary Items and minus any payments by way of Extraordinary Items, in each case, received or made during that period;

     (d) minus any dividends paid in respect of minority interests for that period;

     (e) plus any dividends received from other fixed assets investments during that period;

     (f) plus income from participating interests in associated undertakings and joint ventures to the extent received in cash and minus any payment made to associated undertakings and joint ventures during that period;

     (g) plus any increase or minus any decrease in provisions for liabilities and charges (including in respect of pensions) made in respect of that period to the extent included within PBIT;

     (h) minus Capital Expenditure and Finance Lease Expenditure in respect of that period paid or contractually required to be paid during that period;

     (i) plus realised exchange gains and minus realised exchange losses received or paid during that period to the extent not already taken account of in PBIT for that period;

     (j) minus the aggregate of all corporation or other similar Taxes paid during that period;

     (k) minus any amount paid or contractually required to be paid under any hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which is not a Finance Lease;

     (l) plus any amount amortised in respect of Acquisition Costs in accordance with FRS4 and any amount written off the value attributed to Acquisition Goodwill, in each case during that period and to the extent included within PBIT;

     (m) plus in respect of any period ending on or before 31st January 1999, any amounts not exceeding (pound)2,000,000 received in cash by the Borrower as the proceeds of subscription for equity share capital in the Borrower;

     (n) minus (to the extent not otherwise taken into account) any restructuring costs paid by the Borrower during that period;

     (o) plus any amounts received by the Borrower during that period from Cott (or any other member of the Cott Group other than a Group Company) as the proceeds of subscription by them for equity share capital in the Borrower or by way of Subordinated Loan; and

     (p) minus any management charges (other than under the Retail Brands Management Agreement) paid by the Borrower or any Group Company to Cott or any other Cott Group Company (not being a Group Company).

     For the purposes of paragraph (o) of this definition the (pound)10,000,000 paid by Cott to the Borrower on 30th December 1999 shall be deemed to have been received by the Borrower on 10 January 2000 or, if later, on the date the payment is applied by way of subscription for fully paid up ordinary share capital of the Borrower and for the purposes of this definition:

     (i) "NET WORKING CAPITAL" means the aggregate of Current Assets (excluding all of cash at bank and cash in hand, all assets in relation to Tax and accrued interest receivable) less the aggregate of Current Liabilities (excluding moneys due in relation to the Facilities and the Deferred Consideration and liabilities in relation to Tax, Extraordinary Items and dividends payable); and

     (ii) "CURRENT ASSETS" means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with GAAP; and

    (iii) "CURRENT LIABILITIES" means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with GAAP excluding any such liabilities relating to management charges (other than under the Retail Brands Management Agreement) payable by the Borrower and any other Group Company to Cott or another Cott Group Company (not being a Group Company) and excluding in respect of the Financial Year ended 31 December 2000 only any liabilities relating to any restructuring of the Borrower and its business up to the Restructuring Costs Limit relating to the Borrower's management and organisational restructuring but including any such liabilities to the extent relating to the outsourcing and/or restructuring of the Borrower's distribution facilities.

     "CERTIFIED COPY" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

     "CHANGE" means, in relation to the Bank (or any company of which the Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of, (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which the Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank or any other fiscal, monetary, regulatory or other authority.

     "CHANGE OF CONTROL" means the Borrower ceasing to be a wholly owned direct or indirect Subsidiary of Cott provided that, for the purpose of considering whether the Borrower is so wholly owned, no account shall be taken of any options held by any member of Management to acquire not more than 5 per cent. of the shares of any company of which the Borrower is a Subsidiary.

     "COMMITMENT" means, in relation to the Bank, the aggregate of its Term Loan Commitment and its Revolving Credit Commitment.

     "COMPLETION" means the completion of all of (i) the sale and purchase of the Target Shares pursuant to the Share Purchase Agreement, (ii) the sale and purchase of the Target Assets pursuant to the Hive-Up Agreement (iii) completion of the Crystal Lease Agreement and (iv) completion of the Crystal Asset Sale Agreements.

     "COMPLIANCE CERTIFICATE" has the meaning given to that term in Clause 14.1(e).

     "COTT" means Cott Corporation, a company incorporated under the laws of Canada.

     "COTT GROUP" means Cott and each of its direct and indirect Subsidiaries; and COTT GROUP COMPANY means any one of them.

     "COTT NOTES DOCUMENTS" means each indenture and prospectus in respect of the 9 3/8% $160,000,000 senior notes due 2005 and the 8 1/2% $125,000,000 senior notes due 2007 of Cott and "COTT NOTES DOCUMENT" means any of them.

     "COTT SUPPLY AGREEMENT" means the agreement dated on or about 2nd January 2000 between Cott and the Borrower providing for the long term supply of concentrates.

     "CRYSTAL" means Crystal Drinks Limited, a company incorporated under the laws of England and Wales with registered number 2186825.

     "CRYSTAL ASSETS" means the assets sold under the terms of the Crystal Asset Sale Agreement and leased by the Crystal Lease Agreements.

     "CRYSTAL ASSET SALE AGREEMENT" means the agreement dated on or about the date of this Agreement made between Crystal and the Borrower providing for the sale of the stock and work in progress of Crystal to the Borrower.

     "CRYSTAL LEASE AGREEMENTS" means the master lease agreement dated on or about the date of this Agreement ("Master Lease Agreement") relating to the leasing by Crystal to the Borrower of certain of the Crystal assets and made between Crystal and the Borrower together with the Premises Lease, the Plant & Machinery Lease and the Business Assets Lease (as defined in the Master Lease Agreement).

     "CRYSTAL SUBORDINATED LOAN NOTES" means the notes issued by the Borrower to Crystal and subordinated to the Bank.

     "DANGEROUS MATERIALS" means any element or substance, whether consisting of gas, liquid, solid or vapour, identified by any Environmental Law to be, to have been, or to be capable of being or becoming, harmful to mankind or any living organism or damaging to the Environment.

     "DEBENTURE" means the debenture dated 31st January 1994 given by the Borrower (then called Benjamin Shaw (Pontefract) Limited) to the Bank.

     "DEBT" means all Indebtedness of the Borrower and the other Group Companies excluding:

     (a)  Indebtedness to the Vendors in respect of Deferred Consideration;

     (b)  Indebtedness of a Group Company to another Group Company; and

     (c) Indebtedness of the Borrower to Cott or any other member of the Cott Group other than a Group Company in respect of any Subordinated Loans.

     "DEFAULT" means any event specified as such in Clause 15.1.

     "DEFAULT NOTICE" has the meaning given to that term in Clause 15.2.1.

     "DEFERRED CONSIDERATION" means the deferred consideration paid or to be paid by the Borrower to the Vendors pursuant to clause 4 and schedule 3 of the Share Purchase Agreement.

     "DEPRECIATION" has the meaning given to that term by GAAP.

     "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

     "DISPOSAL PROCEEDS" means, in respect of a Disposal by a Group Company, the gross consideration receivable by that Group Company for that Disposal less all Taxes, costs and expenses directly incurred in respect of that Disposal.

     "DISPOSAL PROCEEDS BRIDGING ACCOUNT" has the meaning given to that term in Clause 14.3(b)(ii)(y).

     "DISTRIBUTION RESTRUCTURING COSTS" means any costs incurred in relation to the outsourcing and/or restructuring of the Borrower's distribution facilities.

     "DORMANT SUBSIDIARY" means, on any given date, a Group Company (a) which has been dormant within the meaning of section 250(3) of the Act for the period of 12 months ending on that date and (b) in respect of which neither its assets nor its liabilities exceed in aggregate (pound)5,000 (or, in the case of Target only, whose assets do exceed (pound)5,000 where those assets consist solely of its paid up share capital and a right to repayment from the Borrower of the balance of the consideration for the Target Assets under the Hive-Up Agreement).

     "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

     "DRAWDOWN NOTICE" means a notice substantially in the form set out in
     Schedule 2.

     "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Group Company.

     "ENVIRONMENT" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land); land covered with water; and water (including sea, ground and surface water).

     "ENVIRONMENTAL LAW" means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether of a criminal or civil nature, concerning:

     (a)  pollution or contamination of the Environment;

     (b) harm by pollution or contamination, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

     (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Materials; or

     (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

     "ENVIRONMENTAL REPORT" means the report dated on or about 27th October 1997 prepared by Willis Corroon Group plc relating to the Borrower, Crystal and Target and addressed to the Bank Parties.

     "EXCEPTIONAL ITEMS" has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3.

     "EXTRAORDINARY ITEMS" has the meaning given to that term in FRS3, but including those items listed in paragraph 20 of FRS3.

     "EXTRAORDINARY PROCEEDS" means any proceeds (other than Disposal Proceeds) received in cash of any transaction otherwise than in the ordinary course of trading of a Group Company (including the proceeds of any claim for breach of warranty or contract in respect of the Acquisition Documents and any insurance proceeds not applied to reinstate property in accordance with the Security Documents).

     "EXTRAORDINARY PROCEEDS ACCOUNT" has the meaning given to that term in Clause 8.4(b).

     "FACILITIES" means the Term Loan Facility, the Revolving Credit Facility and the Ancillary Facility; and "FACILITY" shall be construed accordingly.

     "FEES LETTER" means the letter dated the same date as this Agreement from the Bank to the Borrower relating to certain fees payable to the Bank by the Borrower in relation to this Agreement, being described on its face as the "Fees Letter".

     "FFE CONTRACT" means a forward foreign exchange contract made or to be made between the Bank and the Borrower.

     "FFE CONTRACT AMOUNT" means, in relation to an FFE Contract:

     (a) if under that FFE Contract the Borrower is obliged to pay an amount in Sterling, that amount; and

     (b) if under that FFE Contract the Borrower is obliged to pay an amount in a currency other than Sterling, the equivalent in Sterling of that amount (where the equivalent is calculated by reference to the Bank's spot rate at or about 11.00 a.m. on the day the calculation falls to be made for the purchase of Sterling with that currency).

     "FINAL MATURITY DATE" means in relation to both the Term Loan Facility and the Revolving Credit Facility, 31st January 2005 (or if not a Business Day the next preceding Business Day).

     "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with SSAP 21 (or any successor to SSAP 21) as a finance lease or in the same way as a finance lease.

     "FINANCE LEASE EXPENDITURE" means the capital value of any asset the subject of a Finance Lease to which a Group Company is a party.

     "FINANCIAL GUARANTEE" means a Guarantee being a direct credit substitute to which the Bank of England attributes a credit conversion factor of 100 per cent. for the purpose of risk asset weighting calculations in accordance with its notice "Implementation in the United Kingdom of the Solvency Ratio Directive" (BSD/1990/3) as amended, supplemented or replaced from time to time.

     "FINANCIAL YEAR", in relation to a company, has the meaning given to that expression in section 223 of the Act.

     "FINANCING DOCUMENTS" means this Agreement, the Fees Letter, the Interest Rate Protection Agreements, the Security Documents and the Amendment and Restatement Agreement dated 27th March 2000 between the parties hereto.

     "FRS" together with a number means the financial reporting standard issued by the Accounting Standards Board for application in England and Wales and identified by reference to that number.

     "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in England and Wales.

     "GROSS OPTIONAL OVERDRAFT LIMIT" means (pound)18,000,000 or such lower figure as the Bank may specify.

     "GROSS OVERDRAFT OUTSTANDINGS" means all amounts outstanding by way of overdraft under the Optional Overdraft Facility.

     "GROUP" means the Borrower, the Target and each of their respective Subsidiaries; and "GROUP COMPANY" means any one of them.

     "GROUP TRADING AGREEMENTS" means the Cott Supply Agreement, the Retail Brands Management Agreement and the Crystal Lease Agreements.

     "GUARANTEE" means any guarantee, bond, indemnity, letter of credit, documentary or other credit, or any other instrument of suretyship or payment, issued, undertaken or made or, as the case may be, proposed to be issued, undertaken or made by the Bank under the Optional Overdraft Facility.

     "GUARANTEED AMOUNT" means, in relation to a Guarantee, the maximum aggregate amount of the actual and contingent liabilities of the Bank under that Guarantee.

     "HALF YEAR" means each period from and including 1st February to and including 31st July and each period from and including 1st August to and including 31st January.

     "HERO IP LICENCE" means the trade mark Licence dated on or about the date of this Agreement between Hero AG and the Borrower relating to certain trade marks of Hero AG.

     "HERO LICENCE" means the licence dated on or about the date of this Agreement between Target and the Borrower in respect of the use by the Borrower of the property at Unit 16, Trent Lane, Castle Donington.

     "HIVE-UP AGREEMENT" means the sale and purchase agreement dated on or about the date of this Agreement the date of this Agreement relating to the sale by Target and the purchase by the Borrower of the Target Assets and made between Target and the Borrower.

     "INDEBTEDNESS" means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

     (a)  moneys borrowed or raised;

     (b)  any bond, note, loan stock, debenture or similar instrument;

     (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

     (d) the supply of any goods or services which is more than 45 days past the expiry of the period customarily allowed by the relative supplier after the due date;

     (e)  any Finance Lease;

     (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of contracts;

     (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement (calculated, in the case of a swap agreement, on a net basis);

     (h) any arrangement pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

     (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person.

     "INFORMATION PACKAGE" means:

     (a)  the Accountants' Report;

     (b)  the Legal Due Diligence Report;

     (c)  the Market Report;

     (d)  the Business Plan;

     (e)  the Valuation;

     (f)  the Environmental Report; and

     (g)  the Original Accounts.

     "INSTALMENT" has the meaning given to that term in Clause 8.1.

     "INSTALMENT REPAYMENT DATE" has the meaning given to that term in Clause
     8.1.

     "INTELLECTUAL PROPERTY RIGHTS" means all patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software and moral rights and in published and unpublished work), titles, rights to know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

     "INTEREST DATE" means the last day of an Interest Period.

     "INTEREST PERIOD" means each period determined in accordance with Clause 7 for the purpose of calculating interest on Advances or overdue amounts.

     "INTEREST RATE PROTECTION AGREEMENTS" means each agreement entered into or to be entered into by the Borrower with the Bank for the purpose of hedging the Borrower's interest rate liabilities in relation to all or any part of the Term Loan.

     "LEGAL DUE DILIGENCE REPORT" means the report entitled "Legal Due Diligence Report" dated on or about the date of this Agreement prepared by Messrs. Hammond Suddards and addressed to the Bank Parties.

     "LENDING OFFICE" means, in relation to the Bank, its office at 6-8 Eastcheap, London EC3M 1AE or such other office in the United Kingdom through which the Bank's Commitment is maintained.

     "LIBOR" means, in respect of an Advance or other sum and in respect of a particular Interest Period:

     (a) the rate of the offered quotation for Sterling deposits for a period comparable to that Interest Period which appears on the display designated as "Page 3750" on the Telerate Service (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of prime banks for Sterling) at or about 11.00 a.m. on the first day of that Interest Period);

     (b) if no such offered quotation appears on "Page 3750" on the Telerate Service, the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Bank at its request) at which each Reference Bank was offering deposits in Sterling in an amount comparable with that Advance or other sum, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the first day of that Interest Period.

     "LISTING" means the admission of any of the Borrower's shares to the Official List of the London Stock Exchange Limited or any other recognised investment exchange (as defined in section 207 of the Financial Services Act 1986) and their respective share dealing markets.

     "LOANS" means the Term Loan and the Revolving Loan; and "LOAN" shall be construed accordingly.

     "MANAGEMENT" means Neil Thompson, Gary Saunders, Brian Mackie and Chris Birrell.

     "MANAGEMENT ACCOUNTS" has the meaning given to that term in Clause 14.1(b).

     "MANDATORY COST RATE" means the rate determined in accordance with Schedule 4.

     "MARGIN" means, subject to Clause 7.2, 2.00 per cent. per annum.

     "MARKET REPORT" means the market due diligence reports prepared by OC&C Strategy Consultants:

     (a) dated 27th October 1997 and 13th November 1997 addressed to the Bank Parties; and

     (b)  dated 15th September 1997 addressed to the Borrower,

     each in respect of the Target.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the ability of any Group Company to comply with its obligations under any Financing Document or (b) the business, financial condition or assets of the Group taken as a whole.

     "NET PROFIT" means, in relation to any period, the consolidated profit of the Group for that period (including, for the avoidance of doubt, Exceptional Items and Extraordinary Items) after Taxation and Total Debt Costs and not taking into account any management charges (other than under the Retail Brands Management Agreement) up to (pound)1,000,000 per annum (pro rata for any other period) payable by the Borrower or any other Group Company to Cott or any other member of the Cott Group (not being a Group Company).

     "OPERATING BUDGET" means, in relation to the Group and the period starting not later than the date of this Agreement and ending on 31st January 1998, the Business Plan, and in relation to each successive 12 month period thereafter during the Security Period:

     (a)  a projected balance sheet;

     (b)  a projected profit and loss account;

     (c)  a projected cash flow statement; and

     (d) projected covenant calculations relating to each financial undertaking contained in Clause 14.4,

     relative to each such period and on a month by month basis and with the Management's commentary drawing on the performance in the previous period.

     "OPTIONAL OVERDRAFT FACILITY" means the optional overdraft facility referred to in Clause 6 under which overdrafts may be made available by the Bank to the Borrower.

     "OPTIONAL OVERDRAFT LIMIT" means (pound)13,000,000 or such lower figure as the Bank may specify.

     "ORIGINAL ACCOUNTS" means:

     (a) the Accounts of the Borrower for its Financial Year ended 31st January 1997; and

     (b) the Accounts of the Target for its Financial Year ended 31st December 1996.

     "OVERDRAFT OUTSTANDINGS" means all amounts outstanding by way of overdraft under the Optional Overdraft Facility (net of any credit balance on any account of the Borrower with the Bank to the extent that such credit balance is freely available to be set off by the Bank against liabilities owed to the Bank by the Borrower).

     "PARENT LOAN" means a loan of (pound)4,000,000 from the Borrower to Cott Retail Brands Limited.

     "PARTICIPATION AGREEMENT" means an agreement which the Bank may enter into granting participation in the facilities provided by this Agreement to other banks.

     "PARTY" means a party to this Agreement.

     "PBIT" means, in relation to any period, the consolidated profit of the Group for that period (including, for the avoidance of doubt, Exceptional Items) before Taxation and Total Debt Costs, but taking into account, for the avoidance of doubt, all restructuring costs and credits including any Distribution Restructuring Costs but excluding:

     (a) all restructuring costs and credits charged in the Financial Year ended 31 December 1999 and all restructuring costs (other than any Distribution Restructuring Costs) up to the Restructuring Costs Limit incurred in the Financial Year ended 31 December 2000 only;

     (b)  profit attributable to minority interests;

     (c)  Extraordinary Items;

     (d)  any profit or loss arising on the disposal of fixed assets;

     (e) any amount amortised in respect of Acquisition Costs in accordance with FRS4;

     (f)  amounts written off the value of investments;

     (g)  amounts written off the value attributed to Acquisition Goodwill;

     (h) income from participating interests in associated undertakings and income from any other fixed asset investment;

     (i)  realised and unrealised exchange gains and losses; and

     (j) all management charges (other than under the Retail Brands Management Agreement) up to (pound)1,647,000 in respect of the year ending 31 December 1999 and up to (pound)1,000,000 per annum (pro rata for any other period) thereafter payable by the Borrower and any other Group Company to Cott or any other members of the Cott Group (not being a Group Company).

     "PBITDA" means, in relation to any period, the aggregate of:

     (a)  PBIT;

     (b) Depreciation charged to the consolidated profit and loss account of the Group; and

     (c) amounts written off the value of Acquisition Goodwill and any amount amortised in respect of Acquisition Costs to the extent charged to the consolidated profit and loss account of the Group in accordance with FRS 4.

     "PERMITTED ENCUMBRANCE" means:

     (a)  any Encumbrance created under the Financing Documents;

     (b) any right of set-off or lien, in each case arising by operation of law;

     (c) any retention of title to goods supplied to the Borrower in the ordinary course of its trading activities;

     (d) any right of set-off over credit balances on bank accounts of Group Companies arising in the ordinary course of the banking arrangements of the Group;

     (e) any agreement entered into by the Borrower in the ordinary course of its trading activities to sell or otherwise dispose of any asset on terms whereby that asset is or may be leased to or re-acquired or acquired by a Group Company;

     (f) any Encumbrance over an asset of a company which becomes a Subsidiary of the Borrower (other than by reason of its incorporation) after the date of this Agreement, being an Encumbrance which is in existence at the time at which that company becomes such a Subsidiary but only if
          (i) that Encumbrance was not created in contemplation of that company becoming such a Subsidiary, (ii) the principal amount secured by that Encumbrance has not been and shall not be increased and (iii) that Encumbrance is discharged within 6 months of the date on which that company became such a Subsidiary;

     (g) any Encumbrance over an asset acquired by the Borrower after the date of this Agreement and subject to which that asset is acquired but only if (i) that Encumbrance was not created in contemplation of its acquisition by that company, (ii) the amount secured by that Encumbrance has not been increased in contemplation of, or since the date of, its acquisition by that company and (iii) that Encumbrance is discharged within 6 months of the date of its acquisition by that company.

     "PERMITTED INDEBTEDNESS" means:

     (a)  Indebtedness under any Financing Document;

     (b) Indebtedness existing at the date of this Agreement between Group Companies;

     (c)  Indebtedness under any Finance Lease permitted under Clause 14.4.1(f);

     (d) Indebtedness (subject to Clause 14.3(f)) of any Group Company to a Cott Group Company;

     (e) Indebtedness of any Group Company to the extent it is the subject of a Guarantee;

     (f)  Indebtedness in respect of Deferred Consideration; and

     (g) three forward contracts entered into by Target and in existence on the date of this Agreement for values of $850,000, DM459,177 and DM300,000.

     "POST RESTRUCTURING PBIT" means, in relation to any period, PBIT but calculated on the basis that all restructuring costs are taken into account and included in calculating such PBIT and including in the calculation of PBIT any amounts amortised in respect of Acquisition Costs in accordance with FRS4 and amounts written off the value attributed to Acquisition Goodwill.

     "POTENTIAL DEFAULT" means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition under Clause 15.1, would be a Default.

     "PROPERTIES" means all freehold and leasehold properties listed in
     Schedule 7.

     "QUALIFYING BANK" means an institution which is a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988.

     "QUARTER" means each period of 3 months ending on a Quarter Date.

     "QUARTER DATE" means each 31st March, 30th June, 30th September and 31st December.

     "QUARTERLY ACCOUNTING PERIOD" means the three Accounting Periods ending on or about a Quarter Date.

     "RBS" means The Royal Bank of Scotland PLC.

     "REFERENCE BANKS" means the Bank and RBS and/or such other bank or banks which represent the Bank Participants as may be agreed between the Bank and the Borrower from time to time.

     "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Act 1980, the possibility that an undertaking to assume liability for or to indemnify against non-payment of United Kingdom stamp duty may be void, defences of set-off or counterclaim and similar principles.

     "RESTRUCTURING COSTS LIMIT" means (pound)1,300,000 less any amount by which actual restructuring costs and credits for the Financial Year ended 31 December 1999 on a net basis are less than (pound)534,000 in credit.

     "RETAIL BRANDS MANAGEMENT AGREEMENT" means the management agreement dated on or about the date of this Agreement between the Borrower, Cott Europe Trading Limited and Cott Retail Brands Limited.

     "RETENTION" has the meaning given to that term in the Share Purchase Agreement.

     "REVOLVING ADVANCE" means an advance made or to be made to the Borrower under the Revolving Credit Facility or, as the case may be, the outstanding principal amount of any such advance.

     "REVOLVING CREDIT COMMITMENT" means, in relation to the Bank, (pound)13,000,000.

     "REVOLVING CREDIT COMMITMENT PERIOD" means the period from and including the date of this Agreement to but excluding the Final Maturity Date.

     "REVOLVING CREDIT FACILITY" means the Sterling revolving loan facility referred to in Clause 2.1.1(b).

     "REVOLVING CREDIT FACILITY LIMIT" means, subject to Clause
     9,(pound)13,000,000.

     "REVOLVING LOAN" means, at any time, all Revolving Advances at that time.

     "ROYAL CROWN" means Royal Crown Cola Corporation.

     "ROYAL CROWN CONTRACT" means the agreement whose terms are set out in a letter dated 28th January 1994 from Royal Crown to Cott and BCB International Limited.

     "SALE" means the sale of the whole of the issued share capital of the Borrower to a single purchaser or to one or more purchasers as part of a single transaction.

     "SECURITY DOCUMENTS" means:

     (a)  the Debenture; and

     (b) any guarantee and any document creating security executed and delivered after the date of this Agreement as security for any of the obligations and liabilities of the Borrower and the other Group Companies under any Financing Document.

     "SECURITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all of the obligations and liabilities of the Group Companies under each Financing Document are discharged in full, and the Bank has no continuing obligation in relation to the Facilities.

     "SHARE PURCHASE AGREEMENT" means the sale and purchase agreement dated on or before the date of this Agreement relating to the sale and purchase of the Target Shares and the Target Debt and made between the Vendors and the Borrower.

     "SSAP" together with a number means the statement of standard accounting practice issued by the Institute of Chartered Accountants for application in England and Wales and identified by reference to that number.

     "SUBORDINATED LOANS" means any non-interest bearing subordinated loans to the extent permitted by the Cott Notes Documents and made by Cott (or any other member of the Cott Group other than a Group Company) to the Borrower on terms approved by the Bank in writing.

     "SUBSIDIARY" means a subsidiary within the meaning of Section 736 of the Act.

     "TANGIBLE NET WORTH" means, on any date, the aggregate amount of the paid up share capital of the Borrower as at that date including amounts standing to the credit of the share premium account and any capital redemption reserves plus or minus, as the case may be, the aggregate amount standing in the Borrower's capital and revenue reserves (on a consolidated basis) as at that date:

     (a) adjusted as may be appropriate to take account of any variation in that share capital account and share premium account since the date to which such accounts shall have been made up;

     (b) deducting any amounts attributable to any intangible asset included as an asset in the Borrower's latest consolidated balance sheet excluding amounts attributable to Acquisition Goodwill;

     (c) excluding any capital accounts or reserves derived from any writing up of book value of any assets of any Group Company above historic cost less accumulated Depreciation at any time after Completion;

     (d) adding back any diminution due to the writing off of Acquisition Goodwill;

     (e)  excluding any minority interest arising on consolidation;

     (f) including exchange gains and losses arising on consolidation accounted for through reserves in accordance with SSAP 20;

     (g) adding back any finance or issue costs arising from the transactions contemplated by the Transaction Documents to which any Group Company is a party, in accordance with FRS4, to the extent that they have been written off against either the capital or revenue reserves; and

     (h) adding or deducting, as the case may be, any credit or any debit balance on the Borrower's consolidated profit and loss account (but not to the extent that the same arises as a result of any Extraordinary Items) attributable to the period in relation to which the calculation falls to be made;

     (i)  deducting any amount set aside for Tax or deferred Tax;

     (j) adding an amount equal to the cumulative interest charged from completion to the Borrower's consolidated profit and loss account in respect of the Deferred Consideration as at that date (before and after payment of the Deferred Consideration); and

     (k) including any amount equal to the principal amount of any Subordinated Loans;

     in each case, without double counting.

     "TARGET" means Hero Drinks Group (UK) Limited, a company incorporated under the laws of England and Wales with registered number 340485.

     "TARGET ASSETS" means the Assets (as defined in the Hive-Up Agreement).

     "TARGET DEBT" means the Existing Group Loan Stock as defined in the Share Purchase Agreement.

     "TARGET SHARES" means all of the issued share capital of the Target.

     "TARGET SUBORDINATED LOAN NOTES" means the notes issued by the Borrower to Target and subordinated to the Bank.

     "TAXES" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "TAX" and "TAXATION" shall be construed accordingly.

     "TERM ADVANCE" means the advance made or to be made to the Borrower under the Term Loan Facility or, as the case may be, the outstanding principal amount of that advance, and each advance into which a Term Advance is split pursuant to Clause 7.3.4.

     "TERM LOAN" means, at any time, the aggregate of all Term Advances outstanding at that time.

     "TERM LOAN COMMITMENT" means, in relation to the Bank, (pound)49,000,000.

     "TERM LOAN FACILITY" means the term loan facility referred to in Clause 2.1.1(a).

     "TOTAL DEBT COSTS" means, in relation to any period, all interest, commissions, periodic fees and other financing charges payable (including any premium payable in respect of interest rate protection agreements) by the Group Companies during that period (including the interest element payable under any Finance Lease) less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by the Borrower under any interest rate protection agreement of whatever description during that period and for the avoidance of doubt excluding (i) any fees and commission paid in relation to the acquisition of the Target Shares, the Target Debt and/or the Target Assets and (ii) any amounts amortised on finance costs arising from the acquisition of the Target Shares and/or the Target Assets in accordance with FRS4 and (iii) any interest charged to the profit and loss account (but not paid in cash) in respect of the Deferred Consideration.

     "TOTAL FUNDING COSTS" means, in relation to any period, the aggregate of:

     (a)  Total Debt Costs for that period;

     (b) all scheduled payments of Deferred Consideration falling due during that period;

     (c) all scheduled repayments of the Term Loan and all repayments and/or prepayments of the Term Loan required to be made under Clause 8 falling due during that period (including in respect of the relevant period the amount paid on 30th April 1999);

     (d) in respect of the Financial Year ended 31st December 2000 only, the (pound)10,000,000 prepayment made on 30th December 1999 which for this purpose shall be treated as having been made on 10th January 2000; and

     (e) the capital element of all rentals or, as the case may be, other payments payable in that period under any Finance Lease entered into by any Group Company.

     "TRANSACTION DOCUMENTS" means, in relation to a Group Company, each of the following documents to which it is a party: the Financing Documents, the Group Trading Agreements and the Acquisition Documents.

     "2005 INDENTURE" means the indenture dated as of 27 June 1995 executed by Cott in respect of certain 9-3/8% senior notes due 2005.

     "VALUATION" means the valuation report prepared by King Sturge & Co. dated 29th October 1997 in respect of the Properties numbered 1, 2, 3 and 4 in
     Schedule 7 below and addressed to the Bank Parties.

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

     "VAT GROUP" means, in respect of a person, its "group" within the meaning of section 43 of the Value Added Tax Act 1994.

     "VENDOR COLLATERAL ACCOUNT" means the Borrower's account with the Bank entitled "LTSB plc re Cott Beverages Ltd".

     "VENDORS" means Renshaw Scott Limited and Hero AG.

     "VENDORS' DISCLOSURE LETTER" has the meaning given to the term "Disclosure Letter" in the Share Purchase Agreement.

     "VIRGIN SUPPLY AGREEMENT" means the sourcing agreement made between Cott and the Virgin Cola Company Limited dated 28th October 1994 under which the Borrower is classified as a "Cott Related Party".

1.2  HEADINGS

     The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3  INTERPRETATION

1.3.1 In this Agreement (unless otherwise provided):

     (a)  words importing the singular shall include the plural and vice versa;

     (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

     (c) references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented, as the case may be;

     (d) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

     (e) references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by the Bank;

     (f) references to "ASSETS" shall include revenues and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

     (g) the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

     (h) the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

     (i) references to a "PERSON" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency of a state;

     (j) where there is a reference in this Agreement to any amount, limit or threshold specified in Sterling, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Sterling amount shall be counted on the basis of the equivalent in Sterling of that amount using the Bank's relevant spot rate of exchange;

     (k)  accounting terms shall be construed so as to be consistent with GAAP;
          and

     (l)  references to time are to London time.

1.3.2 For the purposes of Clause 7.2 (Margin Ratchet) and Clause 14.4 (financial undertakings) and the related definitions, the (pound)10,000,000 paid by Cott to the Borrower on 30th December 1999 shall be deemed to have been received by the Borrower on 10th January 2000 or, if later, on the date the payment is applied by way of subscription for fully paid up ordinary share capital of the Borrower (but without prejudice to any Default which shall occur by virtue of Clause 15.1(u) (New Capital Injection)).

2.     FACILITIES

2.1.1 Subject to the terms of this Agreement the Bank agrees to make the following facilities available to the Borrower:

     (a) a Sterling term loan facility in the maximum principal amount of(pound)49,000,000;

     (b) a Sterling revolving loan facility in the maximum principal amount of(pound)13,000,000 incorporating an optional overdraft facility; and

     (c) the Ancillary Facility in the maximum principal amount of(pound)7,500,000.

2.1.2  Notwithstanding any other term of this Agreement:

     (a) the Term Loan shall not, at any time, exceed the Term Loan Commitment; and

     (b) the aggregate of (i) all Revolving Advances and (ii) the Overdraft Outstandings shall not, at any time, exceed the Revolving Credit Commitment.

     (c) the aggregate of all Ancillary Outstandings shall not, at any time, exceed the Ancillary Limit.


3.   PURPOSE

3.1  PURPOSE OF THE TERM LOAN FACILITY

     The proceeds of the Term Loan Facility shall only be used to pay amounts required to be paid by the Borrower in connection with the acquisition of the Target namely:

     (a) the consideration payable to the Vendors by the Borrower for the Target Shares and the Target Debt purchased by it pursuant to the Share Purchase Agreement; and

     (b)  the Acquisition Costs.

3.2  PURPOSE OF THE REVOLVING CREDIT FACILITY

3.2.1 The proceeds of Revolving Advances shall only be used:

     (a) to fund the working capital requirements of the Borrower from time to time (and, for the avoidance of doubt, not (i) to make prepayments of the Term Loan, (ii) to finance the making of any loan to any Cott Group Company or (iii) to finance the payment of any dividend or other distribution in respect of the Borrower's share capital);

     (b)  to repay maturing Revolving Advances; and

     (c) to enable the Borrower to comply with its obligations under any of Clauses 15.2.2, 15.2.3 and 15.2.4 following demand by the Bank.

3.2.2 The Optional Overdraft Facility shall only be used for the purposes specified in Clause 3.2.1(a).

3.3  PURPOSE OF ANCILLARY FACILITY

     The Ancillary Facility shall only be used for the purposes specified in Clause 3.2.1(a) and, in the case of FFE Contracts, for the purpose of hedging against foreign exchange rate exposure arising in the ordinary course of trading by the Borrower.

3.4  UNDERTAKING BY THE BORROWER

     The Borrower undertakes that it will only utilise the Facilities as permitted by this Clause 3.

3.5  NO LIABILITY

     The Bank shall not be concerned as to the use or application of the proceeds of the Advances or the use or applications of amounts made available under any Facility.

4.   CONDITIONS PRECEDENT

4.1  CONDITIONS PRECEDENT

     Notwithstanding any other term of this Agreement, the Bank shall not be under any obligation to make the Facilities available to the Borrower unless it has notified the Borrower that all the conditions set out in
     Schedule 1 have been satisfied on or prior to 21st November 1997.

4.2  CONFIRMATION OF SATISFACTION

     The Bank shall, at the request of the Borrower, certify whether or not any one or more of the conditions set out in Schedule 1 have been satisfied or, as the case may be, waived.


5.   TERM LOAN FACILITY AND REVOLVING CREDIT FACILITY

5.1  DRAWDOWN OF TERM LOAN FACILITY

     Subject to the other terms of this Agreement, the Term Loan Facility shall be drawn down in one Term Advance of (pound)49,000,000 at Completion when requested by the Borrower by means of a Drawdown Notice in accordance with Clause 5.4.

5.2  UTILISATION OF REVOLVING CREDIT FACILITY

5.2.1 Subject to the other terms of this Agreement, Revolving Advances shall be made to the Borrower at any time during the Revolving Credit Commitment Period when requested by the Borrower by means of a Drawdown Notice in accordance with Clause 5.4. At close of business on the last day of the Revolving Credit Commitment Period the Revolving Credit Facility shall cease to be available for utilisation.

5.2.2 No utilisation of the Revolving Credit Facility may be made unless the Term Advance has been made.

5.2.3 The following limitations apply to Revolving Advances:

     (a) the Drawdown Date of a Revolving Advance shall be a Business Day during the Revolving Credit Commitment Period;

     (b)  the principal amount of a Revolving Advance shall be:

          (i) a minimum amount of(pound)250,000 and an integral multiple of(pound)50,000; or

          (ii) the amount of the Available Revolving Credit Facility;

     (c) no Revolving Advance shall be made if the making of that Revolving Advance would result in the aggregate of all Revolving Advances exceeding the Revolving Credit Facility Limit; and

     (d)  no more than 5 Revolving Advances may be outstanding at any one time.

5.2.4 The Borrower shall ensure that for a period of at least 10 successive days in each of its Financial Years there are no Revolving Advances and no Overdraft Outstandings outstanding (on a net basis in relation to any net facilities).

5.2.5 Without prejudice to Clause 15, if the Bank gives notice to the Borrower at any time to cancel the Revolving Credit Facility pursuant to this Clause 5.2.5, the Revolving Credit Facility Limit shall (except to the extent the Bank specifies any smaller reductions and/or later dates in writing (in which case such smaller reductions and/or later dates shall apply)) be automatically reduced by the amount set out in Column 1 below at 11.00 a.m. on the date set out opposite such amount in Column 2 below:-

                Column 1                                                Column 2
                --------                                                --------
         (Amount of Reduction)                                            (Date)
         ---------------------                                            ------
      (pound)5,000,000                                      45th day after notice given to Borrower

      (pound)5,000,000                                      90th day after notice given to Borrower

       Amount of the Revolving Credit Facility Limit        120th day after notice given to Borrower

       For the avoidance of doubt, Clause 9.1.2 shall apply in respect of any such cancellation.

5.3    CONDITIONS TO EACH ADVANCE

5.3.1 Subject to Clause 5.3.2, the obligation of the Bank to make an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date:

       (a) the representations and warranties in Clause 13 to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

       (b) no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

5.3.2 In respect of a Revolving Advance to be made for the sole purpose of repaying an outstanding Revolving Advance (or an amount of Overdraft Outstanding) in a matching amount, the Revolving Advance shall be made, notwithstanding the occurrence and continuation of a Default or a Potential Default or any of the representations and warranties to be repeated not being correct, unless the Bank shall have served a Default Notice.

5.4    DRAWDOWN NOTICE

5.4.1 Whenever the Borrower wishes to draw down an Advance, it shall give a duly completed Drawdown Notice to the Bank to be received not later than
       11.00 a.m. on the first Business Day before that Drawdown Date.

5.4.2 A Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow in accordance with its terms.


6.     THE OPTIONAL OVERDRAFT FACILITY AND THE ANCILLARY FACILITY

6.1    NATURE OF FACILITIES

6.1.1 The Optional Overdraft Facility forms part of the Revolving Credit Facility and, subject to the terms of this Agreement, shall be available for utilisation by the Borrower, provided that, without prejudice to the continued operation of the Revolving Credit Facility, the Optional Overdraft Facility may be terminated and cancelled by the Bank at any time.

6.1.2 The Optional Overdraft Facility shall be made available by the Bank in a maximum amount equal to the Optional Overdraft Limit. Prior to the Optional Overdraft Facility being terminated, the Bank shall not transfer or assign any of its Revolving Credit Commitment if the relevant transfer or assignment would result in it ceasing to have a Revolving Credit Commitment at least equal to the Optional Overdraft Limit.

6.1.3 The Ancillary Facility shall be subject to the terms of this Agreement and a separate facility letter agreed between the Borrower and the Bank which may be varied and amended from time to time.

6.1.4 The Ancillary Facility shall be made available by the Bank in a maximum amount equal to the Ancillary Limit.

6.1.5 Each of the Optional Overdraft Facility and the Ancillary Facility shall cease to be available on the Final Maturity Date for the Revolving Credit Facility or such earlier date on which it is cancelled in accordance with the terms of this Agreement.

6.1.6 The Borrower shall complete such mandate and other like documents in respect of the Optional Overdraft Facility and the Ancillary Facility as the Bank may reasonably require.

6.1.7 The Bank may specify sub-limits from time to time at its discretion on the different types of accommodation available under the Ancillary Facility.

6.2    UTILISATION OF OPTIONAL OVERDRAFT FACILITY

6.2.1 Subject to the terms of this Agreement, the Bank agrees to make the Optional Overdraft Facility available on a revolving basis to the Borrower to be utilised on any Business Day by way of overdraft on usual banking terms including a term that amounts outstanding by way of overdraft are repayable on demand.

6.2.2 No utilisation of the Optional Overdraft Facility under Clause 6.2.1 shall be made if it would result in:

       (a) the aggregate of (i) all Revolving Advances and (ii) the Overdraft Outstandings exceeding the Revolving Credit Facility Limit;

       (b)    the Overdraft Outstandings exceeding the Optional Overdraft Limit;
              or

       (c) the Gross Overdraft Outstandings exceeding the Gross Optional Overdraft Limit.

6.2.3 For the avoidance of doubt, the Bank may, without liability, return cheques unpaid if the payment of those cheques would result in a breach of Clause 6.2.2.

6.3    UTILISATION OF ANCILLARY FACILITY

6.3.1 Subject to the terms of this Agreement, the Bank agrees to make available the Ancillary Facility on a revolving basis to the Borrower to be utilised on any Business Day:

       (a) by way of issue of Guarantees up to an aggregate maximum face amount of(pound)1,000,000;

       (b)    by way of FFE Contracts;

       (c) by way of such other facilities or financial accommodation as the Bank and the Borrower may agree.

6.3.2 No utilisation of the Ancillary Facility under Clause 6.3.1 shall be made if it would result in the Ancillary Outstandings exceeding the Ancillary Limit.

6.3.3 For the avoidance of doubt, Interest Rate Protection Agreements shall not be and shall not be deemed to be part of the Ancillary Facilities.

6.4    FFE CONTRACTS

6.4.1  An FFE Contract shall:

       (a)    be on the usual terms of the Bank;

       (b)    be of a duration of not more than 12 months;

       (c) be on terms that the Bank shall have no obligation to make payments under it at any time after the Final Maturity Date unless the Bank (in its sole discretion and upon such terms as it requires) agrees otherwise; and

       (d)    only be entered into on a Business Day.

6.4.2 All obligations and liabilities owing to the Bank under or in respect of an FFE Contract shall be deemed to be obligations and liabilities owing to the Bank under this Agreement.

6.5    GUARANTEES

6.5.1 The Bank shall not be obliged to issue any Guarantee unless it has approved the form of the proposed Guarantee.

6.5.2 No Guarantee shall be issued under which a claim could be made at a time after the Final Maturity Date unless the Bank (in its sole discretion and upon such terms as it requires) agrees otherwise.

6.5.3 Each Guarantee shall be denominated in Sterling and shall state on its face the maximum amount payable under it and its expiry date.

6.5.4  A Guarantee shall only be issued by the Bank on a Business Day.

6.6    COUNTER INDEMNITY FROM THE BORROWER

6.6.1  The Borrower shall:

       (a) indemnify the Bank and keep the Bank indemnified from and against all actions, suits, proceedings, claims, demands, liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Guarantee issued on its behalf; and

       (b) pay to the Bank on demand the amount of all payments made (whether directly or by way of set-off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Bank under or by reason of each such Guarantee.

6.6.2 The Bank is irrevocably authorised by the Borrower to comply with the terms of any demand served or purporting to be served on the Bank pursuant to any Guarantee without any reference to, or further authority from, the Borrower and without any enquiry into the justification for that demand or its validity. Any payment which the Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on the Borrower and be accepted by the Borrower as conclusive and binding evidence that the Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Bank effected such compliance.

6.6.3 The liability of the Borrower under this Clause 6.6 shall not be discharged, lessened or impaired by any time being given or by anything being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge the Borrower.

6.6.4 The indemnity contained in this Clause 6.6 shall constitute and be a continuing security to the Bank and shall extend to each Guarantee as it may be varied, modified, amended or extended.

6.7    INTEREST ON PAYMENTS

       The Borrower shall pay interest on the amount of each payment, loss, cost and expense made, suffered or incurred by the Bank under or by reason of any Guarantee issued on its behalf from and including the date upon which such payment, loss, cost or expense is made, suffered or incurred up to and including the date upon which payment or reimbursement of such amount is demanded from the Borrower. The amount of such interest shall be calculated in accordance with Clause 7.4. For the avoidance of doubt, interest on sums demanded under Clause 6.6 shall also accrue in accordance with Clause 7.4.


7.     INTEREST

7.1    INTEREST RATE

       Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Bank to be the aggregate of:

       (a)    the Margin;

       (b)    LIBOR; and

       (c)    the Mandatory Cost Rate.

7.2    MARGIN RATCHET

7.2.1 In respect of each Quarter beginning after 31st December 1999, the Margin shall reduce or increase in accordance with the other provisions of this Clause 7.2, provided that the Margin shall at no time be greater than
       2.00 per cent. per annum or less than 1.25 per cent. per annum.

7.2.2 In this Clause 7.2, "RELEVANT FINANCIAL PERIOD" means, in relation to a Quarter, the 12 month period ending on the Quarter Date falling immediately before the beginning of that Quarter.

7.2.3 Subject to the other provisions of this Clause 7.2, in respect of a Quarter, the Margin shall be 1.75 per cent. per annum if the ratio of
       Debt: Post Restructuring PBIT for the Relevant Financial Period is less than 3.25:1.

7.2.4 Subject to the other provisions of this Clause 7.2, in respect of a Quarter, the Margin shall be 1.5 per cent. per annum if the ratio of
       Debt: Post Restructuring PBIT for the Relevant Financial Period is less than 2.75:1.

7.2.5 Subject to the other provisions of this Clause 7.2, in respect of a Quarter, the Margin shall be 1.25 per cent. per annum if the ratio of
       Debt: Post Restructuring PBIT for the Relevant Financial Period is less than 2.50:1.

7.2.6 In relation to a Quarter, for the purpose of this Clause 7.2, any reduction or increase in the Margin shall be determined on the day immediately following receipt by the Bank of the Management Accounts for the Accounting Period ending on or about the Quarter Date occurring at the end of that Quarter. Any reduction or increase shall, subject to Clause 7.2.8, take effect on the fifth Business Day following receipt by the Bank of those Management Accounts. If the Borrower does not deliver the relevant Management Accounts to the Bank in accordance with the terms of Clause 14.1(b), the Margin shall, as from the date immediately following the last date on which such Management Accounts should have been delivered to the Bank pursuant to Clause 14.1(b) (other than where such non-delivery is beyond the control of the Borrower) until the date once such Management Accounts have been so delivered, be reinstated to
       2.00 per cent. per annum.

7.2.7 Where in respect of any Quarter, the Margin has been adjusted on the basis of Management Accounts and the next Accounts delivered to the Bank show that such adjustment should not have been made, the said adjustment shall be cancelled on the next Interest Date to occur after delivery of those Accounts to the Bank and the Borrower and the Bank shall promptly make such payments as may be necessary to put themselves in the position they would have been in if the correct adjustment had originally been made as shown by reference to the Accounts.

7.2.8 Notwithstanding any other term of this Clause 7.2, if a Default has occurred and is continuing, the Margin shall be 2.00 per cent. per annum and any decrease which would otherwise have applied shall not take effect unless and until such Default ceases to be continuing or is waived in writing by the Bank.

7.2.9 Notwithstanding any other term of this Clause 7.2, the maximum reduction in the Margin from one Quarter to the next Quarter shall be 0.25 per cent. per annum.

7.2.10 For the avoidance of doubt, if in respect of any Quarter of the Borrower, none of the conditions set out in Clause 7.2.3 to 7.2.6 (inclusive) are satisfied in relation to the Relevant Financial Period, the Margin for that Quarter shall be 2.00 per cent. per annum.

7.3    INTEREST PERIODS

7.3.1 Interest payable on each Advance shall be calculated by reference to Interest Periods of 1, 3 or 6 months duration (or such other Interest Period as the Bank, may allow) as selected by the Borrower in accordance with this Clause 7.3 provided that each Interest Period ending on or before 30th April 1998 shall be of one month's duration.

7.3.2 The Borrower shall select an Interest Period for a Revolving Advance in the relevant Drawdown Notice. The Borrower may select an Interest Period for a Term Advance in either the Drawdown Notice (in the case of the first Interest Period for that Advance) or (in the case of any subsequent Interest Period for that Advance) by notice received by the Bank no later than 3 Business Days before the commencement of that Interest Period.

7.3.3 In respect of Term Advances, interest shall be calculated by reference to successive Interest Periods. The first Interest Period for a Term Advance shall begin on the Drawdown Date of that Advance. Each succeeding Interest Period for that Advance shall begin on the Interest Date of the previous Interest Period.

7.3.4 The Borrower may, by notice to the Bank at least 3 Business Days before an Interest Date relating to a Term Advance, elect that that Term Advance be split into two or more Term Advances of at least (pound)1,000,000 each (and being multiples of (pound)500,000) or such lesser amount equal to the amount of the Instalment falling due on the next Instalment Repayment Date. Any such notice shall specify the Interest Periods applicable to those Term Advances and shall take effect in accordance with its terms from that Interest Date, provided that there shall not be more than 5 Term Advances outstanding at any one time.

7.3.5 Subject to the other terms of this Agreement, if the Interest Periods for two or more Term Advances end on the same day those Term Advances shall be deemed to be a single Term Advance from that day.

7.3.6 If the Borrower fails to select an Interest Period for an Advance in accordance with Clause 7.3.2, that Interest Period shall, subject to the other provisions of this Clause 7, be 3 months.

7.3.7 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

7.3.8 If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

7.3.9 In respect of Term Advances, the Borrower shall select such Interest Periods to ensure that, on each Instalment Repayment Date, there are Term Advances with an Interest Period ending on that Instalment Repayment Date which are, in aggregate, at least equal to the Instalment due on that Instalment Repayment Date.

7.3.10 If an Interest Period for an Advance would otherwise extend beyond the Final Maturity Date, it shall be shortened so that it ends on the Final Maturity Date.

7.4    DEFAULT INTEREST

7.4.1 If the Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Bank may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 2 per cent. per annum, (b) the Margin, (c) LIBOR and (d) the Mandatory Cost Rate.

7.4.2 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause
       7.4 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

7.5 INTEREST, COMMISSION AND FEES UNDER THE OPTIONAL OVERDRAFT FACILITY AND ANCILLARY FACILITY

7.5.1 Interest on all amounts outstanding by way of overdraft under the Optional Overdraft Facility shall accrue at the rate per annum which is the aggregate of:

       (a)    the Margin; and

       (b)    the most recently published base rate of the Bank.

7.5.2 Interest under Clause 7.5.1 on amounts outstanding by way of overdraft shall be paid by the Borrower to the Bank on the Bank's usual quarterly charging days and the Final Maturity Date.

7.5.3 In respect of each Guarantee, the Borrower shall pay a commission to the Bank on the Guaranteed Amount of that Guarantee at a rate per annum equal to the Margin. Such commission shall be paid in advance in accordance with the Bank's usual practice.

7.5.4 In respect of each FFE Contract, the Borrower shall pay fees and commissions to the Bank in accordance with the Bank's usual charging scales as notified to the Borrower from time to time for entering into forward foreign exchange contracts.

7.5.5 The Bank may debit all interest, fees and commissions payable by the Borrower under this Clause 7.5 to any account held by the Borrower with the Bank.

7.6    CALCULATION AND PAYMENT OF INTEREST

7.6.1 At the beginning of each Interest Period, the Bank shall notify the Borrower of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 7.4, any such notification need not be made more frequently than weekly).

7.6.2  Interest due from the Borrower under this Agreement shall:

       (a)    accrue from day to day at the rate calculated under this Clause 7;

       (b) except as otherwise provided in this Agreement, be paid by the Borrower to the Bank in arrear on the last day of each Interest Period, provided that for any Interest Period which is for longer than 3 months, the Borrower shall pay interest 3 monthly in arrear during that Interest Period;

       (c) be calculated on the basis of the actual number of days elapsed and a 365 day year; and

       (d)    be payable both before and after judgment.


8.     REPAYMENT AND PREPAYMENT

8.1    REPAYMENT OF TERM LOAN

8.1.1 The Borrower shall repay the Term Loan by payment to the Bank on or up to 45 days before each date set out in Column 1 of Part I of Schedule 5 (each date being an "INSTALMENT REPAYMENT DATE") of the amount (each an "INSTALMENT") set out in Column 2 of Part I of Schedule 5 opposite the relevant Instalment Repayment Date (so that the Term Loan is repaid in full on or before the Final Maturity Date).

8.1.2 The Borrower shall make additional repayments ("PERFORMANCE REPAYMENTS") of the Term Loan on the dates and subject to the conditions specified in
       Part II of Schedule 5 provided that if the relevant date is not an Interest Date of the Term Loan the Borrower shall procure that:-

       (a) the relevant Performance Repayment is made on the next Interest Date relating to the Term Loan and to the extent that the Performance Repayment exceeds (after repayment of any Instalment which is repayable on such Interest Date) the amount of the Term Advance(s) whose Interest Date(s) expire on that date, the next succeeding Interest Date(s)); and

       (b) pending any such Performance Repayment, an amount equal to the required Performance Repayment is credited to a bank account ("Proceeds Account") held with the Bank.

8.1.3 Each Performance Repayment shall be applied against unpaid Instalments in inverse order to maturity and the Borrower authorises the Bank to apply relevant amounts standing to the credit of the Proceeds Account in fulfilment of the Borrower's obligations under Clause 8.1.2.

8.1.4 The Borrower shall on or before 31st May 1999 prepay all or part of one or more Term Advances, equal in aggregate to:

       (a) in the event that the Required Disposal takes place on or before 31st May 1999, the sum of (pound)3,500,000 minus the amount (if a lesser figure) of Disposal Proceeds in respect of the Required Disposal applied in prepayment (or credited to a Proceeds Account in accordance with Clause 8.3.1(b)) of the Term Loan pursuant to Clause 8.3.1 on or before 31st May 1999; or

       (b) in the event that the Required Disposal does not take place on or before 31st May 1999, (pound)2,500,000,

       where "REQUIRED DISPOSAL" means a sale of the Property numbered 1 in
       Schedule 7.

8.1.5 The Borrower shall immediately on receipt pay 50% of the net proceeds of its legal claim relating to the benzene contamination which occurred in 1998 to the Bank in prepayment of the Term Loan and the balance shall be paid into the Borrower's current account with the Bank.

8.1.6 Each prepayment pursuant to Clause 8.1.4 shall be applied against unpaid Instalments in inverse order to maturity and each prepayment pursuant to Clause 8.1.5 shall be applied against unpaid Instalments pro rata.

8.2    REPAYMENT OF REVOLVING ADVANCES

8.2.1 Subject to Clause 8.2.3, each Revolving Advance shall be repaid in full on the Interest Date of the Interest Period relating to that Revolving Advance.

8.2.2  Subject to the terms of this Agreement, any amounts repaid under Clause
       8.2.1 may be re-borrowed.

8.2.3 If all or part of an existing Revolving Advance made to the Borrower is to be repaid from the proceeds of all or part of a new Revolving Advance to be made to the Borrower, then, as between the Bank and the Borrower, the amount to be repaid by the Borrower shall be set off against the amount to be advanced by the Bank in relation to the new Revolving Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

8.2.4 Subject to Clauses 8, 10 and 11 the Borrower may not prepay any Revolving Advance before the end of its Interest Period.

8.3    MANDATORY PREPAYMENT OF DISPOSAL PROCEEDS

8.3.1  The Borrower shall procure that:

       (a) the Disposal Proceeds of any Disposal (other than those set out in Clause 14.3(b)) made by a Group Company are applied in prepayment of the Term Loan on the next Interest Date relating to the Term Loan (and to the extent that the Disposal Proceeds exceed (after repayment of any Instalment which is repayable on such Interest Date) the amount of the Term Advance(s) whose Interest Date(s) expire on that date, the next succeeding Interest Date(s)); and

       (b) pending any such prepayment, the relevant Disposal Proceeds are credited to the Proceeds Account.

8.3.2 The Borrower authorises the Bank to apply relevant amounts standing to the credit of the Proceeds Account in fulfilment of the Borrower's obligations under Clause 8.3.1(a).

8.4    MANDATORY PREPAYMENT OF EXTRAORDINARY PROCEEDS

       The Borrower shall procure that:

       (a) all Extraordinary Proceeds of Group Companies are applied in repayment of the Term Loan on each Interest Date for a Term Advance immediately following each date on which the relevant Extraordinary Proceeds are received by a Group Company (and to the extent that the Extraordinary Proceeds exceed (after repayment of any Instalment which is repayable on such Interest Date) the amount of the Term Advance(s) whose Interest Date(s) expire on that date, the next succeeding Interest Date(s)) provided that, for the purposes of this Clause 8.4 no account shall be taken, during any Financial Year of the Borrower, of Extraordinary Proceeds received by the Borrower in that Financial Year which do not exceed(pound)50,000; and

       (b) pending any such prepayment, the relevant Extraordinary Proceeds are credited to a bank account (an "EXTRAORDINARY PROCEEDS ACCOUNT") held with the Bank.

8.5    MANDATORY PREPAYMENT ON CHANGE OF CONTROL, SALE OR LISTING

8.5.1 Notwithstanding Clauses 8.1 and 8.2, if so required by the Bank, on any date a Sale or a Listing occurs or the date falling 30 days after any Change of Control occurs (each a "PREPAYMENT DATE"):

       (a)    the Term Loan shall be repaid in full;

       (b)    all Revolving Advances shall be repaid in full; and

       (c) any amount outstanding by way of overdraft under the Optional Overdraft Facility shall be repaid in full; and

       (d) the Bank's obligations under this Agreement shall be terminated and its Commitments shall be cancelled.

8.5.2 On a Prepayment Date, the Borrower shall in respect of each Guarantee issued on its behalf:

       (a) use its reasonable endeavours to procure the release of the Bank from each such Guarantee; and

       (b) without prejudice to paragraph (a) above, pay to the credit of such account as the Bank shall stipulate an amount equal to the Guaranteed Amount of that

              Guarantee and charge such account in favour of the Bank in such manner and on such terms as the Bank may stipulate.

8.5.3 On a Prepayment Date, each outstanding FFE Contract shall, if the Bank so specifies, be terminated and closed out. Upon such termination and close-out, the Bank shall determine in good faith the applicable closing gain or loss payable by or to it for the outstanding FFE Contracts, calculated by reference to the netting of the respective amounts in each currency which the Bank is contracted to deliver and receive under all such FFE Contracts. Any amount payable to the Bank or to the Borrower in respect of the FFE Contracts pursuant to this Clause 8.5.3 shall, subject to all rights of set-off, be immediately due and payable upon such termination and close-out.

8.5.4 The Borrower shall give the Bank at least 30 days' prior notice of the date upon which a Sale or Listing is proposed to occur and shall notify the Bank as soon as the Borrower becomes aware that a Change of Control is proposed to occur.

8.5.5 Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 22.1.

8.6    VOLUNTARY PREPAYMENT OF TERM LOAN

8.6.1 The Borrower may, by giving the Bank not less than 5 Business Days' prior written notice, prepay the whole or part (but if in part, in a minimum amount of (pound)1,000,000 and an integral multiple of (pound)500,000) of any Term Advance at any time, but subject always to Clause 22.

8.6.2 Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the Borrower to make that prepayment.

8.6.3 Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 22.1.

8.7    NO RE-BORROWING OF TERM LOAN

       Any amount repaid or prepaid in relation to the Term Loan may not be re-borrowed and shall reduce rateably the Bank's Term Loan Commitment.

8.8    APPLICATION OF PREPAYMENTS

       Each prepayment of the Term Loan under this Clause 8 shall be applied against the unpaid Instalments pro rata (other than repayment of an Instalment made up to 45 days before the relevant Instalment Repayment
       Date).


9.     CANCELLATION OF REVOLVING CREDIT FACILITY AND ANCILLARY FACILITY

9.1    CANCELLATION OF REVOLVING CREDIT FACILITY

9.1.1 The Borrower may, by giving the Bank not less than 5 Business Days' prior written notice, cancel all or part of the Available Revolving Credit Facility, including any unutilised part of the Optional Overdraft Facility (but if in part, in a minimum amount of (pound)1,000,000 and an integral multiple of (pound)500,000).

9.1.2 The Borrower may not utilise any part of the Revolving Credit Facility which has been cancelled. Any cancellation of the Revolving Credit Facility shall reduce the Bank's Revolving Credit Commitment rateably and shall reduce the Revolving Credit Facility Limit by the aggregate amount so cancelled. Any cancellation of the Optional Overdraft Facility shall reduce the Optional Overdraft Limit by the aggregate amount so cancelled. Any amount cancelled may not be reinstated.

9.2    CANCELLATION OF ANCILLARY FACILITY

       The Borrower may, by giving the Bank not less than 5 Business Days' prior written notice, cancel all or part of the Available Ancillary Facility and the Ancillary Limit shall be reduced accordingly. Any amount cancelled may not be reinstated.

9.3    NOTICE

       Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation.

9.4    LIMITATION

       The Borrower may not cancel all or part of the Revolving Credit Facility or the Ancillary Facility except as expressly provided in this Agreement.


10.    CHANGES IN CIRCUMSTANCES

10.1   ILLEGALITY

10.1.1 If it is or becomes illegal for the Bank to maintain all or part of its Commitment in all or any part of the Facilities, then:

       (a)    the Bank shall notify the Borrower; and

       (b)    (i)    the Commitment of the Bank shall be cancelled immediately;
                     and

              (ii) the Borrower shall prepay to the Bank all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by the Bank (or, if permitted by the relevant law, on the last day of the Interest Period of the relevant Advances).

       Any such prepayment under paragraph (ii) above shall be subject to Clause 22.

10.1.2 If it is or becomes illegal for the Bank to issue or leave outstanding any Guarantee, the Ancillary Facility shall cease to be available for the issue of Guarantees and the Borrower shall use their best endeavours to procure the release of each Guarantee outstanding at such time.

10.2   INCREASED COSTS

10.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in Clause 10.2.3) to the Bank (or any company of which the Bank is a Subsidiary) then the Borrower shall pay (as additional interest) to the Bank within 5 Business Days of demand all amounts which the Bank certifies to be necessary to compensate it (or any company of which that Bank is a Subsidiary) for the Increased Cost.

10.2.2 Any demand made under Clause 10.2.1 shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

10.2.3 In this Clause 10.2:

       "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, the Bank (or any company of which the Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment of the Bank or the funding of any Advance including:

       (a) any Tax Liability (other than Tax on Overall Net Income) incurred by the Bank;

       (b) any changes in the basis or timing of Taxation of the Bank in relation to its Commitment or Participation in the Facilities or to the funding of any Advance;

       (c) the cost to the Bank (or any company of which the Bank is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by the Bank (or any company of which the Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to any Facility or of a change to the weighting of the Bank's Commitment; and

       (d) the cost to the Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements).

       "TAX LIABILITY" means, in respect of any person:

       (a) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

       (b) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

       (c) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

       (d) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

       For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set-off took place, shall be conclusively determined by the relevant person's auditors.

       "TAX ON OVERALL NET INCOME" means, in relation to the Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of the Bank by the jurisdiction in which its Lending Office or its head office is situated.

10.2.4 The Borrower shall not be obliged to make a payment in respect of an Increased Cost under this Clause 10.2 if and to the extent that the Increased Cost has been compensated for by the payment of Mandatory Cost Rate or the operation of Clause 11.8 or would have been so compensated but for the operation of Clause 11.8.3.

10.2.5 If the Borrower is required to pay any amount to the Bank under this Clause 10.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrower giving the Bank not less than 5 Business Days' prior written notice (which shall be irrevocable), the Borrower may prepay all, but not part, of the Bank's Commitment together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1. On any such prepayment the Commitment of the Bank shall be automatically cancelled.

10.3   MARKET DISRUPTION

10.3.1 If, in relation to an Advance and a particular Interest Period the Bank determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for that Advance for that Interest Period the Bank shall promptly notify the Borrower of that event (such notice being a "MARKET DISRUPTION NOTICE").

10.3.2 If a market disruption notice applies to a proposed Advance, that Advance shall not be made. Instead, the Bank and the Borrower shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance or for funding the Advance. Any substitute basis agreed by the Bank and the Borrower shall take effect in accordance with its terms and be binding on all the Parties.

10.3.3 If a market disruption notice applies to an outstanding Term Advance, then:

       (a) the Bank and the Borrower shall immediately enter into negotiations for a period of not more that 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Advance or for funding the Advance;

       (b) any substitute basis agreed under Clause 10.3.3(a) by the Bank and the Borrower shall take effect in accordance with its terms and be binding on all the Parties;

       (c) if no substitute basis is agreed under Clause 10.3.3(a), then, subject to Clause 10.3.4, the Bank shall certify before the last day of the Interest Period to which the market disruption notice relates a substitute basis for maintaining the Advance which shall reflect the cost to the Bank of funding the Advance from whatever sources it selects plus the Margin and Mandatory Cost Rate; and

       (d) each substitute basis so certified shall be binding on the Borrower and the Bank and treated as part of this Agreement.

10.3.4 If no substitute basis is agreed under Clause 10.3.3(a), then, so long as the circumstances giving rise to the market disruption notice continue and subject to the Borrower giving the Bank not less than 5 Business Days' prior written notice (which shall be irrevocable), the Borrower may prepay the Advance to which the market disruption notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.

10.4   MITIGATION

10.4.1 If any circumstances arise in respect of the Bank which would, or upon the giving of notice would, result in the operation of Clause 10.1, 10.2,
       10.3 or 11.8 to the detriment of the Borrower, then the Bank shall:

       (a) promptly upon becoming aware of those circumstances and their results, notify the Borrower; and

       (b) in consultation with the Borrower, take all such steps as it determines are reasonably open to it to mitigate the effects of those circumstances (including consulting with the Borrower with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Borrower) in a manner which will avoid the circumstances in question and on terms acceptable to the Borrower and the Bank, provided that the Bank shall not be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses.

10.4.2 Nothing in this Clause 10.4 shall limit, reduce, affect or otherwise qualify the rights of the Bank or the obligations of the Borrower under Clauses 10.1, 10.2, 10.3 and 11.8.

10.5   CERTIFICATES

       The certificate or notification of the Bank as to any of the matters referred to in this Clause 10 shall be in reasonable detail and shall be conclusive and binding on the Borrower except for any manifest error.


11.    PAYMENTS

11.1   PLACE AND TIME

       All payments to be made by the Borrower in relation to this Agreement shall be made to the Bank's account (number 0002727) at Treasury Division, Faryners House, PO Box 545, 25 Monument Street, London EC3R 3BP (sort code 30-15-57) quoting reference "Loans Admin re: Cott Beverages Ltd" or such other account at such office or bank in London as the Bank may notify the Borrower for this purpose, provided that all payments to be made by the Borrower to the Bank in relation to the Optional Overdraft Facility or the Ancillary Facility shall be made in accordance with usual procedures for the operation of the Optional Overdraft Facility or, as the case may be, the Ancillary Facility.

11.2   FUNDS

       All payments to the Bank under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

11.3   BUSINESS DAYS

       If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

11.4   CURRENCY

       All payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Sterling.

11.5   ACCOUNTS AS EVIDENCE

       The Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrower and the Bank, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to the Bank under this Agreement.

11.6   PARTIAL PAYMENTS

11.6.1 If the Bank receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Bank shall apply that payment towards the obligations of the Borrower in the following order:

       (a) first, in or towards payment pro rata of any accrued interest due by the Borrower but unpaid under this Agreement;

       (b) second, in or towards payment pro rata of any principal due by the Borrower but unpaid under this Agreement; and

       (c) third, in or towards payment pro rata of any other sum due by the Borrower but unpaid under the Financing Documents.

11.6.2 Clauses 11.6.1 shall override any appropriation made by the Borrower.

11.7   SET-OFF AND COUNTERCLAIM

       All payments by the Borrower under this Agreement shall be made without set-off or counterclaim.

11.8   GROSSING-UP

11.8.1 Subject to Clause 11.8.2, all sums payable to the Bank pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

11.8.2 If any deduction or withholding is required by law in respect of any payment due from the Borrower to the Bank pursuant to or in connection with any Financing Document, the Borrower shall:

       (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

       (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

       (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause 11.8.2 shall mean the Bank) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

       (d) promptly deliver or procure the delivery to the relative payee of receipts evidencing each deduction or withholding which has been made.

11.8.3 The Borrower shall not be required to pay an additional amount under this Clause 11.8 if the payment in respect of which the deduction or withholding is required is a payment of interest on an Advance and:

       (a) at the time that Advance was made, the Bank was not a Qualifying Bank otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if that Advance had been made by a Qualifying Bank); or

       (b) at the time when the interest is paid, the Bank is not beneficially entitled to it or, being beneficially entitled to it, the Bank is not within the charge to United Kingdom corporation tax as respects it otherwise than as a consequence of a Change occurring after the date of this Agreement (and the obligation to deduct or withhold would not have arisen if the Bank had been beneficially entitled to the interest and had been within the charge to United Kingdom corporation tax as respects it).

11.8.4 If the Bank determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an increased payment under this Clause 11.8, the Bank shall pay to the Borrower (to the extent that that Bank can do so without prejudicing the amount of the benefit or repayment and the right of the Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as the Bank, in its absolute discretion shall determine, will leave the Bank in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

       (a) the Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

       (b) the Bank shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

       (c) if the Bank has made a payment to the Borrower pursuant to this Clause 11.8.4 on account of any Tax benefit and it subsequently transpires that the Bank did not receive that Tax benefit, or received a lesser Tax benefit, the Borrower shall, on demand, pay to the Bank such sum as the Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 11.8.4 been made. Any sums payable by the Borrower to the Bank under this Clause 11.8.4 shall be subject to Clause 17.6.

11.8.5 The Bank shall not be obliged to make any payment under Clause 11.8.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

11.8.6 If the Borrower is required to make an increased payment for the account of the Bank under Clause 11.8.3, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrower giving the Bank not less than 5 Business Days' prior written notice (which shall be irrevocable), the Borrower may prepay all, but not part, of the Advances together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22 (Indemnities). On any such prepayment the Commitment of the Bank shall be automatically cancelled.


12.    SECURITY

12.1   SECURITY DOCUMENTS

       The obligations and liabilities of the Borrower to the Bank under the Financing Documents shall be secured by the interests and rights granted in favour of the Bank under the Security Documents.

12.2   INTEREST RATE PROTECTION AGREEMENTS

       All obligations and liabilities of the Borrower to the Bank under or in connection with any Interest Rate Protection Agreement shall be treated, for all purposes (other than Clause 11.7), as obligations and liabilities incurred under this Agreement and, for the avoidance of doubt, the Borrower's obligations and liabilities under any Interest Rate Protection Agreement shall be secured obligations and liabilities under the Debenture ranking pari passu with the obligations of the Borrower under this Agreement.

12.3   RELEASE OF SECURITY ON DISPOSALS

       In respect of any Disposal made by a Group Company which falls within paragraphs (i) to (v) of Clause 14.3(b) the Bank shall on the completion of that Disposal release, at the cost and expense of the Borrower, from the Security Documents, the assets which are the subject of that Disposal.

12.4   VENDOR COLLATERAL ACCOUNT

       The Bank shall on or before 31 January 2000 and provided that no Default or Potential Default has then occurred and is continuing release from the Vendor Collateral Account to the Borrower's current account with the Bank any amounts standing to the credit of the Vendor Collateral Account and such account shall thereupon be closed.

13.    REPRESENTATIONS AND WARRANTIES

13.1   REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Bank that:

       (a) STATUS: each Group Company is a limited company duly incorporated under the laws of England and Wales, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

       (b) POWERS AND AUTHORITY: each Group Company has power to execute, deliver and perform its obligations under the Transaction Documents to which it is party and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

       (c) BINDING OBLIGATIONS: subject to the Reservations, the obligations of each Group Company under the Transaction Documents to which it is party constitute its legal, valid, binding and enforceable obligations;

       (d) CONTRAVENTIONS: the execution, delivery and performance by each Group Company of the Transaction Documents to which it is party does not:

              (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

              (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, (x) any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound or (y) any Cott Notes Document; or

              (iii) contravene or conflict with the provisions of its memorandum and articles of association;

       (e) INSOLVENCY: no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

       (f) NO DEFAULT: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets;

       (g) LITIGATION: no action, litigation, arbitration or administrative proceeding has been commenced, or, to the best of the Borrower's information, knowledge and belief, is pending or threatened, against any Group Company which, if decided adversely, would result in an award or judgment being made against the relevant Group Company for an amount in excess of (pound)250,000 nor is there subsisting any unsatisfied judgment or award given against any of them by any court, arbitrator or other body;

       (h)    ACCOUNTS:

              (i) the Original Accounts and each of the latest Accounts of the Group Companies required to be delivered under Clause 14.1(a) is prepared in accordance with GAAP and gives a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended; and

              (ii) each of the latest set of Management Accounts required to be delivered under Clause 14.1(b) shows with reasonable accuracy the financial position of each of the Group Companies during the period to which it relates;

       (i) ENCUMBRANCES: no Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company;

       (j) NO ENCUMBRANCES CREATED: the execution of the Transaction Documents by the Borrower and the exercise of each of its rights and the performance of each of its obligations under the Transaction Documents will not result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of its assets;

       (k) AUTHORISATIONS: other than registrations at the Land Registry, the giving of notice in respect of any contracts being assigned, the stamping of the Acquisition Documents and the filing of the statutory declarations referred to in paragraph 1(d) in Schedule 1, all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

              (i) for the conduct of the business, trade and ordinary activities of each Group Company;

              (ii) for the performance and discharge of the obligations of the Group Companies under the Transaction Documents; and

              (iii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Transaction Documents,

                         are in full force and effect;

       (l) TAXES: each Group Company has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest Accounts or other information delivered to the Bank under this Agreement;

       (m) INFORMATION PACKAGE: to the best of the Borrower's information, knowledge and belief:

              (i) the factual information contained in the Information Package was, at the date of the relevant report or document, true and accurate in all material respects and not misleading in any material respect, there are no other facts the omission of which would make any fact or statement in the Information Package misleading in any material respect and nothing has occurred which would render any fact or statement in the Information Package untrue or misleading in any material respect; and

              (ii) all estimates, forecasts and projections contained or referred to in the Information Package, and all assumptions and presumptions upon the basis of which the same were made, were fair and reasonable at the time they were made, and nothing has occurred since the date the same were made which would necessitate a material revision to any of those estimates, forecasts or projections in order for them to be fair and reasonable;

       (n) ACCOUNTING REFERENCE DATE: the accounting reference date of each Group Company is 31st December (or, if not a Saturday, the nearest Saturday thereto);

       (o) CERTIFICATES OF TITLE: the factual information contained in the certificates of title referred to in paragraph 2(d) in Schedule 1 is at the respective dates of those certificates of title, true and accurate in all material respects;

       (p) CORPORATE STRUCTURE: immediately prior to Completion the Borrower has and has had no Subsidiaries (other than Cott Beverages Limited (now called Cott UK Limited) a Dormant Subsidiary) and:

              (i)    the details of the Target and its Subsidiaries set out in
                     Schedule 3 are accurate and complete in all respects;

              (ii) the Target has no Subsidiaries other than those companies, relevant details of which are set out in Part II of
                     Schedule 3; and

              (iii) each company listed in Part II of Schedule 3 is a Dormant Subsidiary;

       (q) DISCLOSURES: there is no disclosure made in the Vendors' Disclosure Letter or any other disclosure to the Acquisition Documents which has or may have a material adverse effect on any of the information, prospects, estimates, forecasts and projections contained or referred to in the Information Package;

       (r) STATUTORY DECLARATIONS: each of the directors of Target has properly made the statutory declarations required to be made by him under section 155 of the Act and has otherwise procured compliance with all the relevant provisions of the Act in relation to the lawful giving of financial assistance directly or indirectly for the purpose of reducing or discharging the Borrower's liability incurred in connection with its acquisition of the Target Shares;

       (s) ENVIRONMENTAL: save as disclosed in the Environmental Report, each Group Company has and has at all times complied with all applicable laws including all Environmental Law, every consent, authorisation, licence or approval required under or pursuant to any Environmental Law by each Group Company in connection with the conduct of its business and the ownership, use, exploitation or occupation of its assets has been obtained and is in full force and effect, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same, and no circumstances have arisen (i) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same or (ii) which might give rise to a claim against any Group Company the cost of meeting which could reasonably be expected to exceed (pound)250,000;

       (t)    INTELLECTUAL PROPERTY:

              (i) each Group Company owns or has the legal right to use all of the Intellectual Property Rights which are material to the conduct of its business or are required by it in order for it to carry on its business in all material respects;

              (ii) the operations of each Group Company do not infringe, or are not likely to infringe, any Intellectual Property rights held by any third party which infringement has or might reasonably be expected to have a Material Adverse Effect;

              (iii) no claim has been made in writing by any third party which alleges any infringing act or process which would fall within paragraph (ii) above or which otherwise disputes the right of any Group Company to use any Intellectual Property Rights relating to that company's business the unfavourable outcome of which dispute has or might reasonably be expected to have a Material Adverse Effect and no Group Company is aware of any circumstances (including any act or omission to act) reasonably likely to give rise to such a claim;

              (iv) there exists no actual or threatened infringement by any third party of any Intellectual Property Rights relating to the business of any Group Company or any event likely to constitute such an infringement where such an infringement or threatened infringement has or might reasonably be expected to have a Material Adverse Effect;

              (v) all Intellectual Property Rights owned by it and which are material to the conduct of the business of the Group are subsisting and no act has been done or omitted to be done and no event has occurred or is likely to occur which may render any registered Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment the absence of which Intellectual Property Rights has or might reasonably be expected to have a Material Adverse Effect;

       (u) TITLE TO ASSETS: each Group Company had on the respective dates of the Original Accounts good and marketable title to or valid leases of substantially all its assets which are reflected in the Original Accounts;

       (v) NO MATERIAL ADVERSE CHANGE: since 15th September 1997 no event has occurred which has had or could be reasonably expected to have a Material Adverse Effect;

       (w) MANAGEMENT FEES: the only management fees payable by the Borrower are payable under the Retail Brands Management Agreement and to Cott at a reasonable commercial rate for goods and services supplied; and

       (x) GROUP TRADING AGREEMENTS: the Group Trading Agreements are the only agreements between the Borrower and other members of the Cott Group which are necessary or desirable to allow the Borrower to carry on its business as presently carried on and as envisaged by the Business Plan; and

       (y) INTER-COMPANY DEBT: the inter-company debt due from Cott to the Borrower of the (pound)4,000,000 was paid in full by Cott to the Borrower on or before 30th April 1999.

13.2   REPETITION

       The representations and warranties set out in Clause 13.1 shall survive the execution of this Agreement and shall be deemed to be repeated as follows:

       (a) each of the said representations and warranties shall be deemed to be repeated on the first Drawdown Date; and

       (b) each of the said representations and warranties (other than those made under Clauses 13.1(e), (f), (g), (j), (m), (q), (r), (s), and
              (v) inclusive) shall be repeated on each Drawdown Date (other than the first Drawdown Date) and each Interest Date,

       in each case, as if made with reference to the facts existing at the time of repetition.

14.    UNDERTAKINGS

14.1   INFORMATION UNDERTAKINGS

       The Borrower undertakes that during the Security Period it shall, unless the Bank otherwise agrees:

       (a) ANNUAL ACCOUNTS: as soon as the same become available (and in any event within 120 days after the end of each of its Financial Years), deliver to the Bank the Accounts for each such Financial Year of each Group Company together with:

              (i) the unconsolidated profit and loss account, balance sheet and cashflow for the Borrower for each such Financial Year; and

              (ii) a copy of the management letter (if any) addressed by the auditors to the directors of each such company in connection with its auditing of the relevant Accounts as soon as reasonably practicable after receipt of the letter by such company;

       (b) MANAGEMENT ACCOUNTS: as soon as the same become available (and in any event within 30 days or, prior to 31st March 1998, 45 days after the end of each successive accounting period (none of which shall be more than 5 weeks in duration) (each an "ACCOUNTING PERIOD") during each of its Financial Years, deliver to the Bank the management accounts (the "MANAGEMENT ACCOUNTS") of each Group Company (and together with, in the case of the Borrower, its consolidated management accounts) for (x) each such Accounting Period and (y) the period ("AGGREGATE ACCOUNTING PERIOD") from and including 1st January in that Financial Year to and including the last day of that Accounting Period and in such a form as is acceptable to the Bank (acting reasonably) so as to disclose with reasonable accuracy the financial position of the Group or, as the case may be, of the Borrower and which shall include the following information in respect of each such Accounting Period and Aggregate Accounting Period:

              (i)    a statement of profit and loss;

              (ii)   a balance sheet; and

              (iii)  a cashflow statement,

              together with a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget (or any replacement or substitution made therefor) in relation to each such Accounting Period and Aggregate Accounting Period including an analysis justifying any variations therefrom and, if necessary, revised estimates, forecasts and projections. The Management Accounts shall when delivered to the Bank be certified by 2 directors of the Borrower as providing a true and fair view of the financial position of the Borrower and the Group as at the end of the relevant Accounting Period and Aggregate Accounting Period.

       (c)    OPERATING BUDGETS:

              (i) provide to the Bank (in a format acceptable to the Bank (acting reasonably)) an Operating Budget for each Financial Year of the Borrower during the Security Period, prior to (or, in the case of each Financial Year of the Borrower other than that ending 31st January 1999, 3 days prior to) the start of each such Financial Year, together with a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the Accountants' Report and the Business Plan including an analysis justifying any variations therefrom; and

              (ii) if the Borrower shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be different from those set out in the then current Operating Budget (or any substitution therefor subsequently made and agreed by the Bank), provide to the Bank revised estimates, forecasts or projections in respect of any part of each such Financial Year and such revised estimates, forecasts or projections shall apply immediately following their approval by the boards of directors of the relevant company and the Borrower;

       (d) OTHER INFORMATION: notify the Bank at least 30 days prior to making any loan permitted under Clause 14.3(f)(ii) and, promptly following the Bank's request, provide to the Bank such other information, estimates, forecasts or projections in relation to any Group Company and any of their respective businesses, assets, financial condition, ownership or prospects as the Bank may reasonably require;

       (e) COMPLIANCE CERTIFICATES: provide to the Bank within 30 days or, prior to 31st March 1998, 45 days of each Quarterly Accounting Period a certificate (a "COMPLIANCE CERTIFICATE") executed by 2 Directors of the Borrower under the authority of its board of directors, certifying that in relation to the twelve month period ending on the last day of that Quarterly Accounting Period (or if shorter, the period starting on the date of this Agreement and ending on the last day of that Quarterly Accounting period) all the undertakings on the part of the Borrower under this Agreement are for the time being complied with and including calculations relating to the financial undertakings set out in Clause 14.4.1:
              (For the purpose of this Clause 14.1(e), the calculations shall (other than in respect of the financial undertaking set out in Clause 14.4.1(g)) be made by reference to the Management Accounts prepared for the period in relation to which the relevant Compliance Certificate is to be given and, in relation to a Compliance Certificate given in relation to each Financial Year, the Borrower shall use reasonable endeavours to procure that the Auditors shall, if they are so satisfied, confirm when delivering the relevant Accounts, in a confirmation addressed to the Bank that the calculations contained in the relevant certificate are in their opinion, based on the Accounts, fair and reasonable, provided that if there have been any breaches of those undertakings at any time during the period to which that certificate relates then the Borrower shall include in that certificate relevant details of all those breaches);

       (f) GAAP: ensure that all Accounts and other financial information submitted to the Bank have been prepared in accordance with GAAP; and

       (g) DEFAULT, LITIGATION, ETC: promptly, upon becoming aware of the same, notify the Bank of:

              (i)    any Default or Potential Default;

              (ii) any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company exceeding (pound)250,000;

              (iii) any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company;

              (iv) any notice, order, direction, requisition, permission or other like matter whatsoever issued by any landlord or any competent local or government authority or department to any Group Company relating to any Property the effect of which could reasonably be expected adversely to affect the use of that Property by a Group Company;

              (v) any occurrence relating to a Group Company (including any third party claim or liability) which could reasonably be expected to have a Material Adverse Effect; and

              (vi) any breach by a Cott Group Company of, or event of default howsoever described arising under, any Cott Notes Document.

14.2   POSITIVE UNDERTAKINGS

       The Borrower undertakes that during the Security Period it shall, and it shall procure that each Group Company shall, unless the Bank otherwise agrees:

       (a) PAY TAXES: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall (if the Auditors so advise) be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with GAAP;

       (b) INSURANCE: comply with all its obligations relating to insurances contained in the Security Documents;

       (c) AUTHORISATIONS: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration:

              (i) which are material and are required for the conduct of its business, trade and ordinary activities; and

              (ii) required to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

       (d) ACCESS: upon reasonable notice being given to the Borrower by the Bank, permit the Bank and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the
              Bank) authorised by the Bank to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Group Company and to the officers of any Group Company and the Management;

       (e) FURTHER DOCUMENTS: at the request of the Bank, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of the Bank, necessary or desirable to ensure that the Bank (i) obtains all its rights and benefits under the Financing Documents and (ii) to ensure that the Borrower's obligations to the Bank under this Agreement are secured on all the Borrower's assets (including executing legal mortgages) and (iii) obtains a legal mortgage over the land and property numbered 3 and 4 in Schedule 7 to secure the Borrower's obligations in respect of the Term Loan Facility provided, for the avoidance of doubt, that the Borrower shall not be required to do anything which would constitute a breach of the Cott Notes Documents;

       (f) DELIVERY OF DECLARATIONS, ETC: within any relevant period laid down in any applicable statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any United Kingdom governmental, statutory or other body or agency by it in connection with the Transaction Documents and any of the transactions contemplated under the Transaction Documents;

       (g) HEDGING: within 30 days of the date of this Agreement enter into such interest rate protection agreements with the Bank as may be stipulated by the Bank and comply with and discharge its obligations and liabilities under those agreements (save that, the Borrower may close out the (pound)10,000,000 interest rate cap (strike price 8%) due to mature 31st January 2001);

       (h) COMPLIANCE WITH ENVIRONMENTAL LAW: comply in all material respects with Environmental Law and implement the recommendations and proposals contained in the Environmental Report substantially within the time periods specified in that report, or if no such time periods are specified, as soon as reasonably practicable and address the category A/B and B issues as recommended in the Report within 6 months from Completion (unless the Bank agrees to the Borrower doing something other than take the recommended action);

       (i) DANGEROUS MATERIALS: ensure that all Dangerous Materials treated, kept and stored, produced, manufactured, generated, refined or used from, in, upon, or under any of the real property owned by any Group Company are held and kept upon such real property in such a manner and up to such standards as they would be kept by a prudent company carrying on the same trade as that Group Company;

       (j) COMPLIANCE WITH SECTION 151 OF THE ACT: comply in all respects with sections 151 to 158 inclusive of the Act, including in relation to the execution of the Security Documents and the payment of amounts due under this Agreement;

       (k) AUDITORS' CONFIRMATION: use all reasonable endeavours to procure that, within 10 Business Days of the date of appointment as auditors of the Borrower, the relevant accountants deliver to the Bank a letter from such newly appointed auditors confirming that they are aware of the provisions of Clauses 1, 7.2 and 14.4.1 of this Agreement;

       (l)    DORMANT COMPANIES: procure that none of the companies set out in
              Part II of Schedule 3 cease being a Dormant Subsidiary, other than as a result of a liquidation of any such company which would not be a Default, and do not acquire any assets and do not assume any liabilities and use its reasonable endeavours to procure that neither Target's assets nor its liabilities exceed in aggregate (pound)5,000 as soon as reasonably practicable after the date of this Agreement;

       (m) TRANSMISSION BANKING BUSINESS: ensure that all transmission banking business of the Group in the United Kingdom shall be transferred to the Bank within 90 days of Completion and be maintained with the Bank throughout the Security Period;

       (n) PROTECTION OF RIGHTS UNDER THE ACQUISITION DOCUMENTS: take all reasonable and practical steps to preserve and enforce its rights arising under any Acquisition Document and notify the Bank of any breach by any party, or any claim by any party under, any Acquisition Document;

       (o) INTELLECTUAL PROPERTY RIGHTS: take all necessary action to protect, maintain and keep in full force and effect all the rights and benefits of each Group Company in relation to Intellectual Property Rights and notify the Bank of any infringement by any third party of the Intellectual Property Rights of any Group Company and any claim by any third party against any Group Company in relation to any infringement or alleged infringement of Intellectual Property Rights;

       (p) SUB-PARTICIPATION: provide at its own cost such information and assistance (including presentations and site visits) as the Bank Parties reasonably require in connection with the grant of participation in the Facilities (or some of them) pursuant to the Participation Agreement and enter into direct contractual arrangements with Bank Participants to put them in the same position as they would have been in had the Facilities been syndicated and the Bank Participants been members of the syndicate PROVIDED THAT nothing in this Clause shall require a Group Company to enter into any arrangement which would represent a breach of the Cott Notes Documents;

       (q) EMPLOYMENT CONTRACTS: in the case of the Borrower only, maintain in place a deed of restrictive covenants with each of the Management on terms approved by the Bank and on or before 31 March 2000 enter into a deed of restrictive covenants with Neil Thompson and Gary Saunders on terms approved by the Bank, in each case such approval not to be unreasonably withheld or delayed;

       (r) CHANGE OF MANAGEMENT: notify the Bank if any of the Management ceases to be employed by the Borrower and appoint a replacement approved by the Bank (such approval not to be unreasonably withheld or delayed) within 180 days of such cessation unless the Bank is satisfied that a replacement is unnecessary;

       (s) HIVE-UP AGREEMENT: at or immediately after Completion enter into the Hive-Up Agreement and, as soon as possible afterwards, do what is necessary to vest title to the Target Assets in the Borrower;

       (t) PROPERTY ASSIGNMENT: use its reasonable endeavours to procure the consent of the landlord of the leasehold property at Unit 16, Trent Lane, Castle Donington to the assignment of the property to the Borrower within 60 days of Completion and shall (within ten working days of the issue of such consent) complete the assignment to the Borrower;

       (u) SYSTEMS: as soon as reasonably possible (and in a time scale to assist sub-participation by the Bank it being recognised that item (i) is likely to take 6 months) (i) put in place a business and system disaster recovery plan for its information technology and systems, (ii) agree an action plan to deal with year 2000 issues and nominate a board member to be responsible for that, and
              (iii) appoint a team to look into the EMU issue and nominate a board member to be responsible for that;

       (v) FURTHER DUE DILIGENCE: the Borrower will employ at its own cost Coopers & Lybrand to carry out further financial due diligence (on terms agreed between the Bank and Coopers & Lybrand following consultation with the Borrower) in relation to forecasts and sensitivities to assist in sub-participation of the Facilities;

       (w) MARKET REPORT: use its reasonable endeavours to procure that OC&C Strategy Consultants address the report referred to in paragraph
              (ii) of the definition of "Market Report" to the Bank Parties;

       (x) FEATHERSTONE DISPOSAL: in the case of the Borrower only, use its utmost endeavours to procure a Disposal of the Property numbered 1 in Schedule 7 on or before 31st May 1999 and comply with its obligation under 14.1(c)(ii) to produce a revised Operating Budget within 30 days of that Disposal; and

       (y) YEAR 2000 COMPLIANCE: procure that on or before 30th September 1999 the computer systems and production equipment of each Group Company are compliant with Year 2000 Conformity (within the meaning of British Standards Institute document PD 2000-1:1998) save to the extent any failure to be so compliant could not reasonably be expected to have a Material Adverse Effect.

14.3   NEGATIVE UNDERTAKINGS

       The Borrower undertakes that during the Security Period it shall not, and it shall procure that no Group Company shall, unless the Bank otherwise agrees:

       (a) NEGATIVE PLEDGE: create or permit to subsist any Encumbrance over any of its assets other than Permitted Encumbrances;

       (b) DISPOSAL OF ASSETS: dispose of any of the Target Shares or make any other Disposal other than a disposal of an asset:

              (i) in the ordinary course of its trading activities on arms' length terms; or

              (ii)   where the proceeds of the Disposal are used within:

                     (x)    3 months; or

                     (y) where the relevant Disposal Proceeds are paid to the credit of a bank account (a "DISPOSAL PROCEEDS BRIDGING ACCOUNT") held with the Bank pending their application as specified in this Clause 14.3(b)(ii), 6 months, of that Disposal for the purchase of an asset to replace directly the asset the subject of that Disposal; or

              (iii) a Disposal of an asset which is obsolete for the purpose for which such an asset is normally utilised where the aggregate value of the assets so disposed in any Financial Year of the Borrower does not exceed (pound)250,000; or

              (iv) a Disposal of cash on terms not otherwise prohibited by this Agreement; or

              (v) a Disposal on arm's length terms where the aggregate value of the assets the subject of a Disposal by Group Companies other than in accordance with paragraphs (i) to (iv) above in any Financial Year of the Borrower does not exceed (pound)250,000,

              (for the purposes of this Clause 14.3(b), the value of any asset shall be the greater of its book value and the consideration received for it);

       (c) CHANGE OF BUSINESS: make any substantial change to the general nature or scope of the business of the Group as a whole from that carried on at the date of this Agreement;

       (d) MERGERS: enter into any amalgamation, demerger, merger or reconstruction or any joint venture or partnership agreement;

       (e) FEES: pay any fees or commissions to any person other than (i) on open market terms and for the purpose of and in the ordinary course of its trade or (ii) fees incurred under any Transaction Document;

       (f) LOANS: make any loans or grant any credit to or for the benefit of any person, other than:

              (i) amounts of credit allowed by the relevant company in the normal course of its trading activities; or

              (ii) loans made on arms length terms by a Group Company to a Cott Group Company (all the terms of which are set out in writing and signed by both parties); or

              (iii) loans made by a Group Company to its employees where such loans do not, when aggregated with all such loans made by all Group Companies, exceed (pound)25,000 at any time;

       (g) INDEBTEDNESS: incur or permit to subsist any Indebtedness other than Permitted Indebtedness;

       (h) ACQUISITIONS: acquire any business of, or shares or securities of, any company;

       (i) INCORPORATION OF SUBSIDIARIES: incorporate any company as its Subsidiary;

       (j) PAYMENTS OF DEFERRED CONSIDERATION: in respect of the Borrower only, pay, prepay or purchase all or any part of the Deferred Consideration provided that the Borrower may (i) make scheduled payments of the Deferred Consideration and (ii) pay interest, if any, on the Deferred Consideration in accordance with the terms of the Share Purchase Agreement (as in force at the date of this Agreement), so long as:

              (A)    no sum is due and unpaid under this Agreement;

              (B) no Default or Potential Default has occurred and is continuing;

              (C) the making of such scheduled payment or repayment or the payment of such interest will not in the period of 6 months immediately following the making of such payment or repayment (as the case may be) result in a breach of any of the financial undertakings contained in Clause 14.4.1 and 2 directors of the Borrower have issued a certificate to the Bank to that effect; and

              (D) the Borrower shall have delivered to the Bank one or more Compliance Certificates required under this Agreement in relation to the period in respect of which such payment or repayment (as the case may be) is to be paid (including the provision of any applicable Auditor's confirmation);

       (k)    VAT GROUP: permit:

              (i) any person (other than a Group Company) to become a part of the Borrower's VAT Group; or

              (ii) any Group Company to have any VAT liability in respect of any person who is not a Group Company (other than where the liability of that person relates to a VAT liability of a Group Company);

       (l) VARIATION OF TRANSACTION DOCUMENTS: permit or effect any variations, novations or amendments to: (i) the Acquisition Documents, (ii) the Cott Notes Documents, or (iii) the Group Trading Agreements (and the Bank must give consent unless, in its reasonable opinion, such variation, novation or amendment would (or would be likely) to be adverse to the interests of any Group Company or Bank Party);

       (m) OPERATING LEASE PAYMENTS: other than under leases of real property, make a payment under any hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which is not a Finance Lease if the aggregate of all such payments made by the Group Companies, in any Financial Year of the Borrower, will exceed (pound)1,300,000;

     (n) COTT SUPPLY AGREEMENT: do or omit to do anything which would cause or might give rise to a breach by the Borrower or Cott of the Cott Supply Agreement or by Cott or BCB International Limited or BCB of the Royal Crown Contract or make any payment to BCB or any other Cott Group Company in respect of the amount of (pound)2,000,000 owed by the Borrower and outstanding as at 1st April 1999 in respect of the supply of cola or non-cola concentrate (the "BCB DEBT") provided that the Borrower may, so long as there is no sum due and unpaid under this Agreement and no Default or Potential Default has occurred and is continuing make payment of:

     (i) up to (pound)1,000,000 of the BCB Debt at any time 15 days or more after the Borrower has delivered to the Bank the Management Accounts for the Period starting on 1st January 2000 and ending on 30 June 2000 provided that such Management Accounts show that PBIT for that period is equal to or greater than (pound)3,556,000; and

              (ii) the balance of the BCB Debt at any time 15 days or more after the Borrower has delivered to the Bank the Management Accounts for the period starting on 1st January 2000 and ending on 30th September 2000 provided that such Management Accounts show PBIT for that period is equal to or greater than (pound)6,380,000

       (o) ROYAL CROWN EXCLUSIVITY: do or omit to do anything which would entitle Royal Crown Cola Corporation to supply any cola or non-cola concentrates to a person who is not a Cott Group Company;

       (p) COTT NOTES DOCUMENTS: not do or suffer anything to be done or omitted to be done which would give rise to any breach of the terms of any Cott Notes Documents;

       (q) GROUP TRADING AGREEMENTS: not do anything which might cause the Group Trading Agreements to be terminated and not pay any management or similar fees to a company in the Cott Group other than:

              (i)    under the Retail Brands Management Agreement; and

              (ii) to Cott at a reasonable commercial rate for goods or services supplied but not exceeding (pound)
                     1,647,000 in the Financial Year ending on or about 31 December 1999 and (pound)1,000,000 in any
                     Financial Year thereafter

              provided always that no Group Company may pay any management, consultancy or similar fees to any Cott Group Company in any Financial Year except to the extent (but subject always to a maximum payment in respect of such fees of (pound)572,000 in the Financial Year ending 31st December 1999; (pound)1,075,000 in the Financial Year ending 31st December 2000 and (pound)1,000,000 in any subsequent Financial Year) that Cott or another Cott Group Company (not being a Group Company) has, in the case of the Financial Year ending 31st December 2000, during that Financial Year first paid at least (pound)1,647,000 (in addition to the (pound)10,000,000 referred to in Clause 15.1(u)) to the Borrower (which sum of at least (pound)1,647,000 shall be paid to the Borrower on or before 29th March 2000) and, in the case of any subsequent Financial Year, has during that Financial Year first paid an amount at least equal to the aggregate of such management, consultancy and similar fees to the Borrower in any case by way of either:

              (iii) subscription for fully paid up ordinary share capital of the Borrower; or

              (iv) to the extent permitted to do so under the Cott Notes Documents, Subordinated Loan (on terms approved by the Bank in writing); and

       (r) VIRGIN SUPPLY AGREEMENT: permit or effect any variations, novations or amendments to the Virgin Supply Agreement which might adversely affect the interests of the Group.

14.4   FINANCIAL UNDERTAKINGS

14.4.1 The Borrower undertakes to ensure that during the Security Period, unless the Bank otherwise agrees:

       (a)    PBIT TO TOTAL DEBT COSTS

              the ratio of PBIT to Total Debt Costs for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:

             COLUMN A                                                                       COLUMN B
              PERIOD                                                                         RATIO
             --------                                                                       --------
              The four Quarterly Accounting Periods ending on or about 31.12.99              0.80:1

              The four Quarterly Accounting Periods ending on or about 31.3.00               0.825:1
              The four Quarterly Accounting Periods ending on or about 30.6.00               1.375:1
              The four Quarterly Accounting Periods ending on or about 30.9.00                1.85:1
              The four Quarterly Accounting Periods ending on or about 31.12.00               2.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.01                2.25:1
              The four Quarterly Accounting Periods ending on or about 30.6.01                2.50:1
              The four Quarterly Accounting Periods ending on or about 30.9.01                2.75:1
              The four Quarterly Accounting Periods ending on or about 31.12.01               3.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.02                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.02                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.02                3.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.02               3.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.03                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.03                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.03                3.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.03               3.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.04                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.04                3.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.04                3.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.04               3.00:1

       (b)    CASHFLOW TO TOTAL FUNDING COSTS

              the ratio of Cashflow to Total Funding Costs for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:

             COLUMN A                                                                       COLUMN B
              PERIOD                                                                         RATIO
             --------                                                                       --------
              The four Quarterly Accounting Periods ending on or about 31.12.99              0.70:1

              The four Quarterly Accounting Periods ending on or about 31.3.00               0.93:1
              The four Quarterly Accounting Periods ending on or about 30.6.00               0.83:1
              The four Quarterly Accounting Periods ending on or about 30.9.00               1.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.00              1.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.01               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.01               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.01               1.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.01              1.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.02               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.02               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.02               1.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.02              1.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.03               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.03               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.03               1.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.03              1.00:1

              The four Quarterly Accounting Periods ending on or about 31.3.04               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.6.04               1.00:1
              The four Quarterly Accounting Periods ending on or about 30.9.04               1.00:1
              The four Quarterly Accounting Periods ending on or about 31.12.04              1.00:1

       (c)    MINIMUM TANGIBLE NET WORTH

              (i) Tangible Net Worth shall not at any time during each period referred to in Column A below be less than the amount set out opposite that period in Column B below:

             COLUMN A                                                                       COLUMN B
              PERIOD                                                                         AMOUNT
             --------                                                                       --------
                                                                                          ((POUND)000)
              The Quarterly Accounting Period ending on or about 31.12.99                    27,000

              The Quarterly Accounting Period ending on or about 31.3.00                     36,500
              The Quarterly Accounting Period ending on or about 30.6.00                     38,500
              The Quarterly Accounting Period ending on or about 30.9.00                     39,250
              The Quarterly Accounting Period ending on or about 31.12.00                    39,750

             COLUMN A                                                                       COLUMN B
              PERIOD                                                                         AMOUNT
             --------                                                                       --------
                                                                                          ((POUND)000)
              The Quarterly Accounting Period ending on or about 31.3.01                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.6.01                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.9.01                     39,750 + Y
              The Quarterly Accounting Period ending on or about 31.12.01                    39,750 + Y

              The Quarterly Accounting Period ending on or about 31.3.02                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.6.02                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.9.02                     39,750 + Y
              The Quarterly Accounting Period ending on or about 31.12.02                    39,750 + Y

              The Quarterly Accounting Period ending on or about 31.3.03                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.6.03                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.9.03                     39,750 + Y
              The Quarterly Accounting Period ending on or about 31.12.03                    39,750 + Y

              The Quarterly Accounting Period ending on or about 31.3.04                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.6.04                     39,750 + Y
              The Quarterly Accounting Period ending on or about 30.9.04                     39,750 + Y
              The Quarterly Accounting Period ending on or about 31.12.04                    39,750 + Y


              where Y equals 75% of the Net Profit of the Group for the whole of the period from 31st December 2000 to the relevant testing date within the relevant Quarterly Accounting Period provided always that in respect of any Quarterly Account Period if Y would have a value less than zero then Y shall and shall be deemed to be zero and if Y would have a value less than the value (if any) attributed to Y in the previous Quarterly Accounting Period Y shall and shall be deemed to have the same value.

       (d)    PBIT

              PBIT for the Quarterly Accounting Period ending on or about 31st March 1999 shall be not less than (pound)539,000

       (e)    NET CASH OUTFLOW

              Net Cash Outflow for the Quarterly Accounting Period ending on or about 31st March 1999 and the two Quarterly Accounting Periods ending on or about 30th June 1999 shall be not greater than, respectively, (pound)13,000,000 and (pound)9,500,000 (where "NET CASH OUTFLOW" IS The amount by which Total Funding Costs (expressed as a positive amount) exceeds Cashflow (whether a positive or negative amount)).

       (f)    CAPITAL EXPENDITURE AND FINANCE LEASE EXPENDITURE

              no Group Company shall incur any Capital Expenditure or Finance Lease Expenditure if it would result in the aggregate Capital Expenditure and Finance Lease Expenditure incurred by the Group Companies in any period set out in Column A below exceeding the amount set out opposite such period in Column B below:

              COLUMN A                                          COLUMN B
               PERIOD                                       AMOUNT ((POUND)000)
               ------                                       -------------------
              Closing to 31.1.99                                6,000

              12 months to 31.1.00                              6,000

              12 months to 31.1.01                              6,000

              12 months to 31.1.02                              6,000

              12 months to 31.1.03                              6,000

              12 months to 31.1.04                              6,000

              12 months to 31.1.05                              6,000

              provided that, if in respect of a period referred to in Column A above, the Group incurs Capital Expenditure and Finance Lease Expenditure in aggregate less than the amount set opposite such period in Column B above, the difference being "ADDITIONAL AVAILABLE EXPENDITURE", the amount set out in Column B above opposite the next succeeding period shall be deemed to be increased by the amount of the Additional Available Expenditure up to a maximum of 25 per cent. of the amount set opposite the preceding period.

       (g)    BORROWING BASE

              the aggregate of (i) all Revolving Advances, (ii) the Overdraft Outstandings and (iii) the Ancillary Outstandings shall not at any time exceed the Borrowing Base at that time.

       (h)    COTT BORROWING BASE

              the Indebtedness of Cott and its Restricted Subsidiaries of the type referred to in section 4.03(i) of the 2005 Indenture does not exceed the limits specified in that section (for the purposes of this Clause 14.4.1(h) the terms "INDEBTEDNESS" and "RESTRICTED SUBSIDIARIES" have the meanings specified in the 2005 Indenture).

       (i)    ADJUSTMENTS

              (a) if the Parent Loan is written off (in whole or in part) then the amount written off shall:

                     (i) be added to Tangible Net Worth for the purpose of testing the minimum Tangible Net Worth covenant; and

                     (ii) (if it is written off through the profit and loss account) be added to PBIT for the period in which that happens.

              (b) for the purpose of testing the Tangible Net Worth Covenant, the outstanding nominal amount of the Crystal Subordinated Loan

                     Notes shall be added to Tangible Net Worth during the period of 60 days from Completion.

14.4.2 (a)    If the directors of any Group Company determine at any time during the Security Period that the accounting reference date of that Group Company has or should be changed or any of the accounting principles applied in the preparation of any of the Accounts and the Management Accounts shall be different from the Accounting
              Principles, or if as a result of the introduction or implementation of any SSAP or FRS or any change in any of them or in any applicable law such accounting principles are required to be changed, the Borrower shall promptly give notice to the Bank of that change, determination or requirement.

       (b) If the Bank believes that the financial undertakings set out in this Clause 14.4 need to be amended as a result of any such change, determination or requirement or as a result of the Required Disposal (as defined in Clause 8.1.4), the Borrower shall negotiate with the Bank in good faith to amend the existing financial undertakings so as to provide the Bank with substantially the same protections as the financial undertakings set out in this Clause 14.4 (but which are not materially more onerous).

       (c) If the Borrower and the Bank cannot agree such amended financial undertakings within 30 days of that notice, the Borrower and the Bank shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination the Bank shall request the President for the time being of the Institute of Chartered Accountants in England and Wales to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by the Borrower.

14.4.3 The calculation of ratios and other amounts under this Clause 14.4 shall be made by the Bank by reference to the latest Accounts, Management Accounts and other financial information of the Group Companies (or, in relation to Clause 14.4.1(h), Cott Group Companies) for the Financial Year of the Borrower, or other period in relation to which the calculation falls to be made. Each determination of the Bank under this Clause 14.4 shall be conclusive and binding on the Borrower except for any manifest error.


15.    DEFAULT

15.1   DEFAULT

       Each of the following shall be a Default:

       (a) NON-PAYMENT: subject to Clause 15.2.5, the Borrower does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of that the Borrower and such amount is paid within 2 Business Days after its due date for payment; or

       (b) OTHER DEFAULTS: a Group Company breaches any of its obligations under any Financing Document (other than the obligations referred to in Clause 15.1(a)) and, if that breach is capable of remedy, it is not remedied within 5 Business Days after notice of that breach has been given by the Bank to the Borrower; or

       (c) BREACH OF REPRESENTATION OR WARRANTY: any representation, warranty or statement made or deemed to be repeated by a Group Company under any Financing Document or in any document delivered by or on behalf of a Group Company under or in connection with any Financing Document is incorrect when made or deemed to have been repeated; or

       (d) UNLAWFULNESS, INVALIDITY OR REPUDIATION: it is unlawful for a Group Company to perform or comply with, or a Group Company repudiates, any of its obligations under any Financing Document or the Debenture is invalid or any Cott Group Company contests the validity of the Debenture; or

       (e) CROSS-DEFAULT: any Indebtedness of all or any Cott Group Companies in excess of, in aggregate,(pound)3,000,000:

              (i) is not paid when due or within any originally applicable grace period; or

              (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity,

              or any creditor of all or any of Cott Group Companies becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity; or

       (f) DEFAULT TO BANK PARTICIPANT: the Borrower fails to fully observe and perform its obligations under any agreement between it and a Bank Participant (which relates to this Facility); or

       (g) ATTACHMENT OR DISTRESS: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company (having a value of at least (pound)5,000) and such process is not discharged within 14 days; or

       (h) ENFORCEMENT OF SECURITY: any Encumbrance over any of the assets of any Group Company becomes enforceable; or

       (i) INABILITY TO PAY DEBTS: any Group Company (other than a Dormant Subsidiary):

              (i) suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

              (ii) begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness; or

              (iii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

       (j) INSOLVENCY PROCEEDINGS: any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

              (i) any Group Company (other than a Dormant Subsidiary) to be adjudicated or found insolvent; or

              (ii) the winding-up or dissolution of any Group Company other than (A) in respect of a Dormant Subsidiary, (B) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Bank, or (C) a winding-up petition which is proved to the satisfaction of the Bank to be frivolous or vexatious and which is, in any event, discharged within 14 days of its presentation and before it is advertised provided always that no Advances shall be made at any time after any winding up petition has been presented and remains undischarged; or

              (iii) the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Group Company or any of its assets; or

       (k) ADJUDICATION OR APPOINTMENT: any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 15.1(j); or

       (l) ADMINISTRATION ORDER: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to any Group Company (other than a Dormant Subsidiary); or

       (m) ANALOGOUS PROCEEDINGS: any event occurs or proceeding is taken with respect to any Group Company (other than a Dormant Subsidiary) in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 15.1(g), (i), (j), (k) or (l); or

       (n) CESSATION OF BUSINESS: any Group Company (other than a Dormant Subsidiary) suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

       (o) COTT SUPPLY AGREEMENT: The Royal Crown Contract or the Cott Supply Agreement is terminated or notice of termination of the Royal Crown Contract or the Cott Supply Agreement is given by either party thereto or any material variation or alteration is made to the terms of the Royal Crown Contract or the Cott Supply Agreement other than where (in the case of a termination or notice of termination) the Bank has previously approved alternative arrangements for the supply to the Group of cola and non-cola concentrates or (in the case of a material variation or alteration) the variation or alteration has been previously approved by the Bank; or

       (p) MATERIAL ADVERSE CHANGE: any event or series of events occur which, in the opinion of the Bank, has or could reasonably be expected to have a Material Adverse Effect; or

       (q) AMENDMENT OF ARTICLES OF THE BORROWER: the Borrower, without the prior written consent of the Bank, amends any of its articles of association;

       (r) REDEMPTION OF SHARES BY THE BORROWER: the Borrower, without the prior written consent of the Bank, makes any redemption of any of its shares, purchases any of its shares or otherwise reduces its issued share capital; or

       (s) ADDITIONAL CAPITAL: within 60 days of Completion the ordinary share capital of the Borrower is not increased by an amount equal to the nominal amount of the Crystal Subordinated Loan Notes and the Crystal Subordinated Loan Notes are not redeemed;

       (t) FURTHER ADDITIONAL CAPITAL: the paid up ordinary issued share capital of the Borrower is not increased by each of:

              (i)    (pound)1,000,000 on or before 31st May 1999; and

              (ii) an amount equal to (x) the amount which the Borrower is required to apply in repayment of the Term Loan pursuant to Clause 8.1.4 less (y) the amount (if any) of Disposal Proceeds in respect of the Required Disposal (as defined in Clause 8.1.4) applied in repayment of the Term Loan pursuant to Clause 8.1.4; and

       (u) NEW CAPITAL INJECTION: the (pound)10,000,000 paid by Cott to the Borrower on 30th DecembeR 1999 has not on or prior to 29th February 2000 been applied by way of either:

              (a) subscription for fully paid up ordinary share capital of the Borrower; or

              (b) to the extent permitted to do so under the Cott Notes Documents, Subordinated Loan (on terms approved by the Bank in writing).

15.2   ACCELERATION, ETC.

15.2.1 If a Default occurs and remains unremedied the Bank may by notice (a "DEFAULT NOTICE") to the Borrower cancel the Facilities and require the Borrower immediately to repay each Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable. Upon the service of any Default Notice the Bank's obligations under this Agreement shall be terminated and its Commitment shall be cancelled.

15.2.2 Immediately upon the Bank either serving a Default Notice or making demand, the Borrower shall in respect of each Guarantee issued on its behalf:

       (a) use its reasonable endeavours to procure the release of the Bank from that Guarantee; and

       (b) without prejudice to paragraph (a) above, pay to the credit of such account as the Bank shall stipulate an amount equal to the Guaranteed Amount of that Guarantee and charge such account in favour of the Bank, in such manner and on such terms as the Bank may stipulate.

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15.2.3 Immediately upon the Bank either serving a Default Notice or making demand, each outstanding FFE Contract shall be, if so specified by the Bank, terminated and closed out. Upon such termination and close-out, the Bank shall determine in good faith the applicable closing gain or loss payable by or to it for the outstanding FFE Contracts, calculated by reference to the netting of the respective amounts in each currency which the Bank is contracted to deliver and receive under all such FFE Contracts. Any amount payable to the Bank or to the Borrower in respect of the FFE Contracts pursuant to this Clause 15.2.3 shall, subject to all rights of set-off, be immediately due and payable.

15.2.4 Immediately upon the Bank either serving a Default Notice or making demand, the Bank shall:

       (a) make demand on each overdraft made available under the Optional Overdraft Facility; and

       (b) terminate all facilities or financial accommodation made available by it under the Ancillary Facility (and which are not referred to in Clauses 15.2.2 and 15.2.3),

       whereupon any moneys owing to the Bank shall be immediately due and payable and the Bank may apply any credit balance on any account of the Borrower with the Bank against any liability owed to the Bank by the Borrower (to the extent that any such credit balance is freely available to be set off in this manner).

15.2.5 If the Bank makes a demand under any overdraft provided under the Optional Overdraft Facility or any facility or financial accommodation provided under the Ancillary Facility, that demand shall not be a Default for the purposes of Clause 15.1(a), and the Bank shall not take any steps to enforce the Security Documents in respect of that demand if (a) that demand is satisfied in full within 5 Business Days of the date of that demand and (b) no other Default has occurred and is continuing during that period. For the avoidance of doubt, if any other Default has occurred, the Bank may exercise all its rights under this Clause 15 and may enforce the Security Documents, in respect of the amount so demanded by the Bank.


16.    SET-OFF

       The Bank may set off any matured obligation owed by the Borrower under any Financing Document against any obligation (whether or not matured) owed by the Bank to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at the relevant spot rate of exchange of the Bank for the purpose of the set-off.


17.    FEES AND EXPENSES

17.1   EXPENSES

       The Borrower shall on demand (x) reimburse the Bank for its own account at such reasonable daily and/or hourly rates as the Bank shall from time to time reasonably determine for the cost of utilising its management time and/or other resources and (y) pay all expenses incurred by the Bank (including legal, valuation and accounting fees but, in

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       relation to paragraphs (a) and (c) below, only to the extent the same are reasonable in amount), and any VAT on those expenses in each case in connection with:

       (a) the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

       (b)    the sub-participation of the Facilities;

       (c) the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document; and

       (d) enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from the Borrower or any other person under any Financing Document, or in investigating any possible Default.

17.2   ARRANGEMENT

       The Borrower shall pay to the Bank arrangement and agency fees in accordance with the terms of the Fees Letter. For the avoidance of doubt, all liabilities and obligations of the Borrower under the Fees Letter shall be deemed to be incurred under this Agreement and shall be secured by the Security Documents.

17.3   COMMITMENT FEES

17.3.1 The Borrower shall pay a commitment fee in Sterling to the Bank at the rate of 0.75 per cent. per annum on the Term Loan Commitment less the aggregate of all Term Advances. This commitment fee shall be calculated on a day-to-day basis and a 365 day year in respect of the period from the date of this Agreement to full drawdown of the Term Advance and shall be paid on the last day of that period or on any earlier date on which the Term Loan Commitment equals zero.

17.3.2 The Borrower shall pay a commitment fee in Sterling to the Bank at the rate of 0.75 per cent. per annum (or, if lower at a rate equal to half the Margin from time to time) on the Revolving Credit Commitment less the aggregate of all Revolving Advances and the Overdraft Outstandings. The commitment fee shall be calculated on a day-to-day basis and a 365 day year in respect of the Revolving Credit Commitment Period and shall be payable in arrear on each Quarter Date and also on the last day of the Revolving Credit Commitment Period or on any earlier date on which the Revolving Credit Commitment equals zero.

17.4   DOCUMENTARY TAXES INDEMNITY

       All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Financing Document shall be paid by the Borrower. The Bank shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Bank does so the Borrower shall on demand indemnify the Bank against those duties and Taxes and against any costs and expenses incurred by the Bank in discharging them.


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17.5   VAT

17.5.1 All payments made by the Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

17.5.2 No payment or other consideration to be made or furnished to the Borrower by the Bank pursuant to or in connection with any Financing Document or any transaction or document contemplated in any Financing Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

17.6   INDEMNITY PAYMENTS

       Where in any Financing Document the Borrower has an obligation to indemnify or reimburse the Bank in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of the Bank (as determined by the relevant party's auditors) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

17.7   DEBITING AUTHORITY

       The Borrower authorises the Bank to debit from the Borrower's current account all fees and expenses arising from time to time under this Agreement.


18.    AMENDMENTS AND WAIVERS

18.1   WRITING

18.1.1 Any term of any Financing Document may be amended or waived with the written agreement of the Borrower and the Bank.

18.2   NO IMPLIED WAIVERS; REMEDIES CUMULATIVE

       The rights of the Bank under the Financing Documents:

       (a)    may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)    may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.


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19.    MISCELLANEOUS

19.1   SEVERANCE

       If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not effect:

       (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

       (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

19.2   COUNTERPARTS

       This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

19.3   PUBLICITY

       The Borrower shall not commission or authorise any press or media publicity in relation to this transaction and its financing without first consulting the Bank and if using the name of a Bank Party, such name shall only be used in such manner as the relevant Party may reasonably require. All costs of any agreed publicity shall be for the account of the Borrower.

19.4   EURO

       If Sterling is, or is to be replaced by the Euro, the Bank may notify the Borrower of any amendments to this Agreement, the other Financing Documents or any other document entered into pursuant to this Agreement it reasonably considers necessary in order to ensure (i) that the terms of this Agreement or any other such document reflect market practice at such time with regard to the introduction of monetary union within the European Community and/or to reflect market practice applicable to the Euro (including any rate applicable as LIBOR); and (ii) insofar as reasonably possible and without prejudice to market practice at such time, that the Parties shall be left in no worse position than they might otherwise have been in had the event mentioned in this Clause not occurred. Any such amendments shall take effect as and when specified by the Bank in such notice and shall thereupon be and become binding on all Parties.


20.    NOTICES

20.1   METHOD

       Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by telex, fax or letter.

20.2   DELIVERY

       Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 10 Business Days' notice to the other Party


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       specified another address) be given to that other Party, at the respective addresses given in Clause 20.3.

20.3   ADDRESSES

       The address, telex number, answerback and fax number of the Borrower and the Bank are:

       (A)    the Borrower:

              Citrus Grove
              Side Ley
              Kegworth  DE74 2FJ

              Attention:       Finance Director
              Fax:             01509 674683

       (B)    the Bank:

              Lloyds TSB Bank Plc
              Bank House
              Wine Street
              Bristol
              BS1 2AN

              Attention:       Loans Administration
              Fax:             0117 923 3367

              with a copy to:

              Lloyds TSB Bank Plc
              St. George's House
              PO Box 787
              6-8 Eastcheap
              London
              EC3M 1AE

              Attention:       Capital Markets
              Fax:             0171 661 4677

20.4   DEEMED RECEIPT

20.4.1 Any notice or other communication given by the Bank shall be deemed to have been received:

       (a) if sent by telex with the relevant answerback appearing at the beginning and end of the telex, on the day on which transmitted;

       (b) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

       (c) in the case of a written notice given by hand, on the day of actual delivery; and


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       (d)    if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid,

       provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

20.4.2 Any notice or other communication given to the Bank shall be deemed to have been given only on actual receipt.


21.    ASSIGNMENTS AND TRANSFERS

21.1   BENEFIT OF AGREEMENT

       This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

21.2   ASSIGNMENTS AND TRANSFERS BY THE BORROWER

       The Borrower shall not be entitled to assign or transfer any of its rights or obligations under this Agreement.

21.3   ASSIGNMENTS BY THE BANK

       The Bank may assign any of its rights and benefits under the Financing Documents to a Qualifying Bank.

21.4   TRANSFERS BY THE BANK

       The Bank may transfer, in accordance with this Clause 21.4, any of its rights and obligations under the Financing Documents subject (unless the transfer is to an Affiliate of a Bank) to the prior consent of the Borrower, not to be unreasonably withheld or delayed.

21.5   GRANT OF PARTICIPATIONS

       It is intended that the Bank will grant participations in all or some of the Facilities to a number of banks and financial institutions. The Borrower agrees to co-operate with the Bank in granting those participations and to enter into the Participation Agreement (or such other documents as the Bank reasonably requires) to put the Borrower, the Bank and any Bank Participants in the same position they would have been in (as near as possible) had this Agreement been a syndicated facility, the Bank been the facility agent and the Bank Participants been banks or bank transferees under such a syndicated facility. It is intended to enable Bank Participants to transfer their participations in a manner similar to the transfer of commitments and participations under a syndicated facility.

21.6   DISCLOSURE

       The Bank (and any Bank Participant) may disclose information about the Borrower and this Facility to anyone to whom it intends to transfer or sub-participate its rights under this Facility.

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22.    INDEMNITIES

22.1   BREAKAGE COSTS INDEMNITY

       The Borrower shall indemnify the Bank on demand against any loss or expense (including any loss of Margin or any other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which the Bank has sustained or incurred as a consequence of:

       (a) an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of the Bank to comply with its obligations under this Agreement);

       (b) the failure of the Borrower to make payment on the due date of any sum due under this Agreement;

       (c)    the occurrence of any Default or the operation of Clause 15.2; or

       (d) any prepayment or repayment of (i) a Revolving Advance otherwise than on the last day of the Interest Period in relation to that Advance or (ii) a Term Advance otherwise than on an Interest Date relative to that Advance.

22.2   CURRENCY INDEMNITY

22.2.1 Any payment made to or for the account of or received by the Bank in respect of any moneys or liabilities due, arising or incurred by the Borrower to the Bank in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgment against the Borrower) and for whatever reason shall constitute a discharge to the Borrower only to the extent of the Currency of Obligation amount which the Bank is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by the Bank) in the London foreign exchange market.

22.2.2 If the amount of the Currency of Obligation which the Bank is so able to purchase falls short of the amount originally due to the Bank under this Agreement, then the relevant Borrower shall immediately on demand indemnify the Bank against any loss or damage arising as a result of that shortfall by paying to the Bank that amount in the Currency of Obligation certified by the Bank as necessary so to indemnify it.

22.3   TRANSACTION INDEMNITY

22.3.1 The Borrower agrees to indemnify and hold the Bank and its directors, officers and agents (the "INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, liabilities, taxes, costs and expenses (including reasonable and proper legal fees, travel and other expenses and disbursements) which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation or proceedings relating to this Agreement or the financing of the acquisition of the Target Shares and/or the Target Assets (except for any arising out of such Indemnified Party's gross negligence or wilful default) whether or not the Indemnified Parties are parties thereto, and will pay all costs and expenses of the Indemnified Parties (including all


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       reasonable and proper legal fees, expenses and disbursements) incurred or sustained by the Indemnified Parties in connection with the same whether or not the Facilities are utilised or the acquisition of the Target
       Shares and/or the Target Assets is completed.

22.3.2 Any Indemnified Party that proposes to assert the right to be indemnified under this Clause 22.3 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Borrower under this Clause 22.3 notify the Borrower of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action, suit or proceeding shall not relieve the Borrower from any liability that it may have to any Indemnified Party unless the Borrower is effectively precluded from exercising any of its material rights to contest such claim as a result of such omission to notify.

22.3.3 In case any such action, suit or proceeding shall be brought against any Indemnified Party and notification has been made to the Borrower of the commencement thereof, the Borrower shall be entitled to participate in such action, suit or proceeding.

22.4   GENERAL

22.4.1 The indemnities in this Clause 22 shall constitute separate and independent obligations from the other obligations contained in this Agreement, shall give rise to separate and independent causes of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

22.4.2 The certificate of the Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrower except for any manifest error.


23.    LAW

       This Agreement is governed by and shall be construed in accordance with English law.

IN WITNESS the Parties have caused this Agreement to be duly executed on the date set out above.


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THE BORROWER

SIGNED by                                 )
BRIAN R MACKIE                            )            /s/ B R MACKIE
for and on behalf of                      )
COTT UK LIMITED                           )
(now called COTT BEVERAGES LIMITED)       )
                                          )






THE BANK

SIGNED by                                 )
PETER J CANNON                            )            /s/ P J CANNON
for and on behalf of                      )
LLOYDS BANK PLC                           )
(now called LLOYDS TSB BANK PLC)






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